UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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EPR Properties

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(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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PRELIMINARY PROXY STATEMENT – SUBJECT TO COMPLETION

NOTICE OF 2020 ANNUAL MEETING

OF SHAREHOLDERS

Meeting Information

Date:	May 29, 2020
Time:	11:00 a.m.
Location:	EPR Properties
909 Walnut Street, Suite 200
Kansas City, Missouri 64106

April     , 2020

Dear Shareholders:

The 2020 annual meeting of shareholders of EPR Properties will be held at our offices at 909 Walnut Street, Suite 200, Kansas City, Missouri 64106 on May 29, 2020 at 11:00 a.m. (local time). At the meeting, our shareholders will vote:

•	To elect Barrett Brady, Peter C. Brown, James B. Connor, Robert J. Druten, Gregory K. Silvers, Robin P. Sterneck and Virginia E. Shanks as trustees to serve for a one-year term (Proposal No. 1);

•	To approve our named executive officers’ compensation in an advisory vote (Proposal No. 2);

•	To approve an amendment to our Declaration of Trust to permit the Company to redeem Securities held by shareholders that are unsuitable owners for gaming regulatory purposes (Proposal No. 3); and

•	To ratify the appointment of KPMG LLP as our independent registered public accounting firm for 2020 (Proposal No. 4).

Shareholders will also transact any other business that may properly come before the meeting.

All holders of record of our common shares at the close of business on March 6, 2020 are entitled to vote at the meeting or any postponement or adjournment of the meeting.

We are pleased to continue to take advantage of the Securities and Exchange Commission rules that allow companies to furnish their proxy materials to their shareholders over the Internet. As a result, we are mailing to our shareholders a notice instead of a printed copy of this proxy statement and our 2019 annual report to shareholders. The notice contains instructions on how to access those documents over the Internet. The notice also contains instructions on how each of those shareholders can receive a printed copy of our proxy materials, including this proxy statement, our 2019 annual report to shareholders and a form of proxy card or voting instruction form. Continuing to employ this distribution process will conserve natural resources and reduce the costs of printing and distributing our proxy materials.

You are cordially invited to attend the meeting in person. Whether or not you intend to be present at the meeting, our Board of Trustees asks that you vote as promptly as possible. You may vote by proxy over the Internet or by telephone, or, if you requested to receive printed proxy materials, by mailing a proxy or voting instruction form. Please review the instructions on each of your voting options described in this proxy statement, as well as in the notice you received in the mail. Your vote is important and all shareholders are encouraged to attend the meeting and vote in person or by proxy.

BY ORDER OF THE BOARD OF TRUSTEES

Craig L. Evans

Executive Vice President, General Counsel and Secretary

Special Note Regarding Possible Changes to our Annual Meeting. We are monitoring developments relating to the coronavirus (COVID-19) and how they may affect our 2020 annual meeting of shareholders. If we determine that any changes to our 2020 annual meeting of shareholders are necessary or appropriate, which may include changing the date and time of the meeting, including additional procedures for or limitations on meeting attendees, changing the location of the meeting or holding the meeting by remote communication, we will announce the changes, including how to participate in the meeting, in advance. Please monitor our website at www.eprkc.com for updated information.

909 Walnut, Suite 200      Kansas City, MO 64106      816.472.1700      Toll Free: 888 EPR REIT      Fax: 816.472.5794      www.eprkc.com

PRELIMINARY PROXY STATEMENT – SUBJECT TO COMPLETION

Proxy Statement EPR Properties 909 Walnut Street, Suite 200 Kansas City, Missouri 64106

This proxy statement (this “Proxy Statement”) provides information about the 2020 annual meeting of shareholders (the “Annual Meeting”) of EPR Properties (“we,” “us” or the “Company”) to be held at our offices at 909 Walnut Street, Suite 200, Kansas City, Missouri 64106, on May 29, 2020, beginning at 11:00 a.m. (local time), and at any postponements or adjournments of the meeting.

The Notice Regarding the Availability of Proxy Materials and this Proxy Statement and form of proxy are being distributed and made available on or about April     , 2020.

Page

PROXY STATEMENT SUMMARY	1

ABOUT THE PROXY MATERIALS AND ANNUAL MEETING	9

COMPANY GOVERNANCE	15

PROPOSAL NO. 1 – ELECTION OF TRUSTEES	15

ADDITIONAL INFORMATION CONCERNING THE BOARD OF TRUSTEES	23

TRUSTEE COMPENSATION	31

TRUSTEE COMPENSATION FOR FISCAL 2019	32

EXECUTIVE OFFICERS	34

EXECUTIVE COMPENSATION	36

PROPOSAL NO. 2 – ADVISORY VOTE TO APPROVE NEO COMPENSATION	36

COMPENSATION DISCUSSION AND ANALYSIS	37

SUMMARY COMPENSATION TABLE	55

GRANTS OF PLAN-BASED AWARDS IN FISCAL 2019	57

OUTSTANDING EQUITY AWARDS AT 2019 FISCAL YEAR-END	58

OPTION EXERCISES AND STOCK VESTED IN FISCAL 2019	60

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE OF CONTROL	61

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION	65

CEO PAY RATIO	65

EQUITY COMPENSATION PLAN INFORMATION	67

COMPENSATION COMMITTEE REPORT	68

AUDIT COMMITTEE REPORT	69

TRANSACTIONS BETWEEN THE COMPANY AND TRUSTEES, OFFICERS OR THEIR AFFILIATES	70

PROPOSAL NO. 3 – AMENDMENT TO DECLARATION OF TRUST TO PERMIT THE COMPANY TO REDEEM SECURITIES HELD BY SHAREHOLDERS THAT ARE UNSUITABLE OWNERS FOR GAMING REGULATORY PURPOSES	71

PROPOSAL NO. 4 – RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	75

SHARE OWNERSHIP	77

SHAREHOLDER PROPOSALS, TRUSTEE NOMINATIONS AND RELATED BYLAW PROVISIONS	80

OTHER MATTERS	82

MISCELLANEOUS	83

APPENDIX A – PROPOSED AMENDMENT TO DECLARATION OF TRUST	A-1

PROXY STATEMENT SUMMARY

This summary highlights information contained elsewhere in this Proxy Statement. This summary does not contain all of the information that you should consider, and you should read the entire Proxy Statement carefully before voting.

Annual Meeting Information:

Time and Date:	11:00 a.m. (local time) on Friday, May 29, 2020

Place:	EPR Properties 909 Walnut Street, Suite 200 Kansas City, Missouri 64106

Record Date:	March 6, 2020

Voting:	Only shareholders of record at the close of business on March 6, 2020 are entitled to notice of, and to vote at, the Annual Meeting.

How to Vote:	If you are a shareholder of record, you may vote over the Internet, or by telephone or by mail if you received a printed set of proxy materials, or in person at the Annual Meeting. If you are a beneficial owner of our common shares of beneficial interest held in “street name,” you may vote at the Annual Meeting if you obtain a proxy from your bank, broker or other nominee that holds your shares. You may also vote over the Internet, or by telephone or by mail if you received a printed set of proxy materials.

Attending the Annual Meeting:

All shareholders as of the close of business on the record date, or their duly appointed proxies, may attend the Annual Meeting. Please note that if you hold your shares in “street name” through a broker, bank or other nominee, you will need to bring a legal proxy from your broker, bank or other nominee (the shareholder of record).

We currently intend to hold our Annual Meeting in person. However, we are monitoring developments relating to the coronavirus (COVID-19) and how they may affect our Annual Meeting. In the event we determine it is not possible or advisable to hold our Annual Meeting as currently proposed, we will publicly announce alternative arrangements for the meeting, which may include additional procedures or limitations on meeting attendees, holding the meeting in a different location or holding the meeting solely by means of remote communication (i.e., a virtual-only meeting). Please monitor our website at www.eprkc.com for updated information. If you are planning to attend our Annual Meeting, please check our website prior to the meeting date.

2020 Proxy Statement	Page 1

Annual Meeting Agenda and Voting Recommendations:

Proposal		Board’s Voting Recommendation	Page
No. 1	Election of Trustees	“FOR” each trustee nominee	15

The Company is asking shareholders to elect seven trustee nominees to the Board. The Board believes that the nominees possess the necessary experience, qualifications, attributes and skills to serve as trustees.

No. 2	Advisory Vote on Executive Compensation	“FOR”	36
The Company is asking shareholders to approve, on an advisory basis, the compensation for the named executive officers disclosed in these proxy materials.
No. 3	Amendment to Declaration of Trust to Permit Redemption of Securities Held by Shareholders That Are Unsuitable Owners For Gaming Regulatory Purposes	“FOR”	71

The Company is asking shareholders to approve an amendment to the Company’s Declaration of Trust to permit the Company to redeem Securities held by shareholders that are unsuitable owners for gaming regulatory purposes.

No. 4	Ratification of Selection of Independent Registered Public Accounting Firm	“FOR”	75

The Company and the Audit Committee are asking shareholders to ratify the engagement of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2020.

2020 Proxy Statement	Page 2

Trustee Nominees:

The following table provides summary information about each trustee nominee.

Name	Age	Trustee Since	Principal Occupation	Committee Memberships
Barrett Brady(1)	73	2004	Retired Senior Vice President of Highwoods Properties, Inc.	Nominating/Company Governance and Finance
Peter C. Brown(1)	61	2010	Chairman of Grassmere Partners, LLC and Retired Chairman, Chief Executive Officer and President of AMC Entertainment Inc.	Audit, Nominating/Company Governance and Finance (Chair)
James B. Connor(1)	61	2019	Chairman and Chief Executive Officer of Duke Realty Corporation	Nominating/ Company Governance and Compensation and Human Capital
Robert J. Druten(1)(2)	72	2004	Retired Executive Vice President and Chief Financial Officer of Hallmark Cards Incorporated	Audit, Nominating/Company Governance and Finance
Gregory K. Silvers	56	2015	Chief Executive Officer and President of EPR Properties	—
Robin P. Sterneck(1)	62	2013	President of Highland Birch Group	Nominating/Company Governance and Compensation and Human Capital (Chair)
Virginia E. Shanks(1)	58	2019	Retired Executive Vice President and Chief Administrative Officer of Pinnacle Entertainment	Audit and Compensation and Human Capital

   (1) Independent Trustee

   (2) Independent Chairman of the Board

2020 Proxy Statement	Page 3

Corporate Governance Highlights:

•	Eight of the nine trustees, including the Chairman of the Board, are independent and meet regularly in executive session.

•	The roles of Chief Executive Officer and Chairman of the Board are separate.

•	We have adopted a majority vote standard for the election of trustees.

•	We impose trustee age limits.

•	Only independent trustees are Committee members.

•	The Board has a robust trustee nominee selection process.

•	The Board has share ownership guidelines for trustees and executive officers.

•	The Company has an anti-hedging policy.

•	Board, Committee and trustee performance evaluations are performed annually.

•	The Board and Committees are responsible for risk oversight.

•	The Board amended the Company’s Bylaws in 2017 to permit shareholders to make amendments to the Bylaws.

•	Shareholders approved an amendment to the Company’s Declaration of Trust in 2018 to phase-out the Company’s classified board structure.

•	Each of our trustees attended at least 88% of the meetings of the Board and Committees on which they served during the 2019 fiscal year.

•	Each of our trustees attended the Company’s 2019 Annual Meeting of Shareholders.

Financial Highlights:

The following are financial highlights of 2019:

•	Total revenue from continuing operations was $652.0 million for 2019, representing a 1.9% increase from 2018.

•	Net income available to common shareholders was $178.1 million, or $2.32 per diluted common share, compared to $242.8 million, or $3.27 per diluted common share, for 2018.

•	FFO (a non-GAAP financial measure) for 2019 was $338.6 million, or $4.39 per diluted common share, compared to $414.3 million, or $5.51 per diluted common share, for 2018.(1)

•

FFO as adjusted (a non-GAAP financial measure) for 2019 was $423.2 million, or $5.44 per diluted common share, compared to $389.1 million, or $5.17 per diluted common share, for 2018, representing a 5.2% increase in per share results (which reflects a $71.3 million reduction of 2018’s FFO as adjusted, or $0.93 per share, for the non-Education segment prepayment fees recognized in 2018).(1)

•	We activated our strategic migration to experiential real estate, initiated by the complete disposition of our charter school portfolio.

•	In total, we had disposition proceeds of approximately $882.9 million, including our charter school portfolio and the repayment of the mortgage note secured by the Schlitterbahn waterparks.

•	We raised approximately $800 million in the capital markets, including $300 million of equity and $500 million of debt.

•	We transitioned our 21 operating Children’s Learning Adventure properties to Crème de la Crème without disruption to operations or rent.

2020 Proxy Statement	Page 4

•	We maintained our net debt to adjusted EBITDA ratio (a non-GAAP financial measure) at 4.7x at December 31, 2019.(1)

•	We raised the dividend on our common shares over 4% over the prior year.

(1)

For more information regarding these non-GAAP financial measures and for a reconciliation of these non-GAAP measures to the most directly comparable financial measures prepared in accordance with GAAP, see “Non-GAAP Financial Measures” on pages 48 through 52 in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019.

Executive Compensation Highlights:

Our Compensation Committee has designed our executive compensation program to attract and retain quality executives by aligning our executives’ interests with those of our shareholders, motivating our executives to achieve superior performance, and rewarding them for such performance, with the overarching goal of maximizing long-term shareholder value. These key principles are reflected in the specific goals of our executive compensation program:

Align our Executives’ Interests with our Shareholders’ Interests	Motivate and Reward Superior Performance

•  Reward executives for performance on measures designed to increase shareholder value

•  Use equity-based incentives to ensure that executives focus on achieving appropriate earnings growth and dividend levels and building shareholder value

•  Create a balanced and competitive compensation program utilizing base salary, annual incentives, long-term equity-based incentive compensation, and other benefits

•  Emphasize variable performance-based compensation

2020 Proxy Statement	Page 5

To accomplish these goals, our executive compensation program emphasizes performance-based incentive compensation under our annual incentive program and long-term incentive plan payable primarily through equity grants, all of which are considered at-risk. Some of the compensation “best practices” we employ in furtherance of our philosophy include:

What We Do	What We Don’t Do

✓   The majority of total compensation is at-risk and tied to performance (i.e., not guaranteed); fixed salaries comprise a modest portion of each NEO’s overall compensation opportunity

✓   We enhance executive officer retention with time-based, multi-year vesting schedules for equity incentive awards

✓   To set variable pay, we annually establish performance goals for management, assess performance against target and compare our performance on key metrics against other comparable triple-net lease REITs

✓   Multi-year, long-term incentive equity awards use relative TSR as the main metric

✓   We have share ownership guidelines for our executives and trustees

✓   We engage an independent compensation consultant to advise the Compensation Committee, which is comprised solely of independent trustees

✓   We incent executives to elect to receive AI awards in the form of nonvested restricted common shares instead of cash by valuing the equity award at an amount equal to 150% of the cash amount the executive otherwise would have received, further aligning their interests with shareholders

✗  We do not provide our executives and will not provide any new executives with tax gross-ups with respect to payments made in connection with a change of control

✗   We do not allow hedging of Company securities

✗   We do not encourage unnecessary or excessive risk taking as a result of our compensation policies; annual incentive compensation is not based on a single performance metric and we do not have guaranteed minimum payouts

✗  We do not allow for repricing of common share options

✗  We do not provide excessive perquisites; we provide perquisites that we believe align management and shareholder interests

2020 Proxy Statement	Page 6

Corporate Responsibility Highlights:

At EPR Properties, we strive to operate in a socially responsible and ethical manner. Our Company’s core values both distinguish us and guide our business activities. We foster honesty and respect among our employees, are committed to using resources in an environmentally conscious way, support the communities in which we work and uphold our corporate responsibilities for the benefit of our shareholders.

Environmental Responsibility Highlights:

•	In 2017, we discontinued single-use plastic water bottles and encourage the utilization of water machines installed throughout our headquarters.

•	In an effort to reduce and ultimately eliminate single-use plastic in our corporate headquarters, we provide reusable silverware, drinkware and dinnerware.

•

Our waste diversion strategies focus on recycling ink cartridges and aluminum, decreasing paper waste by encouraging employees to use paperless options and donating used office equipment and electronics when possible.

•	We use energy-efficient LED lighting at our headquarters with a significant portion that operate on an automatic lighting control system.

•	We strive to equip our headquarters with energy-efficient electronics and IT equipment.

•

We encourage our employees to seek out ways to decrease their daily environmental impact by walking or using mass transit. In addition, bike parking areas and electric car charging spaces are available within our building complex. Our Company also permits employees to telecommute.

•

We conduct extensive environmental due diligence on potential acquisitions as part of our underwriting process to determine if there are any recognized environmental conditions that affect our properties.

•	We encourage environmentally friendly practices and seek to educate our tenants regarding the importance of sustainability.

Social Responsibility Highlights:

We offer a variety of programs aimed at bettering the lives of our staff:

•	Our benefits include competitive base pay, performance-based restricted stock awards and a 401(k) with a robust company match.

•	We support our employees’ physical and mental health through paid parental leave, industry-leading health care benefits, unlimited sick leave, flexible paid time off and employee assistance programs.

•	We offer yearly wellness reimbursements, an on-site fitness center and fully stocked kitchens.

•	We provide opportunities for our associates to learn and thrive as professionals, including educational reimbursement, mentorship, executive coaching and ongoing professional development.

•

Our Company’s charitable giving program, EPR Impact, is a key cornerstone of our social responsibility. EPR Impact’s annual budget includes a pool of funds to support employee-directed contributions to nonprofit organizations where an employee is personally involved.

•	We match employee contributions annually up to a given amount for contributions from their personal funds to nonprofit organizations.

2020 Proxy Statement	Page 7

•	We also offer paid volunteer time, giving employees the chance to volunteer together during work hours and on dedicated days of service.

•

We respect people as individuals in all facets of our work. We promote diversity, equal opportunity and inclusion and do not tolerate discrimination, corruption or harassment and value human rights, regardless of race, color, religion, national origin, citizenship, marital status, gender, gender identity, gender expression, sexual orientation, age, disability, veteran status or other characteristics protected by law.

•

We believe that a safe and secure work environment is critical to the success of our business and encourage employee input and ongoing education about safety and security issues to protect those in our corporate office and hold vendors and consultants accountable to our standards.

•	Our policies and procedures embrace best practices for cybersecurity. Third-party vendors complement our processes by conducting independent cybersecurity testing and suggesting future enhancements.

2020 Proxy Statement	Page 8

ABOUT THE PROXY MATERIALS AND ANNUAL MEETING

Why am I receiving these materials?

We have made these materials available to you over the Internet or, upon your request, have delivered printed copies of these materials to you by mail, in connection with the Board’s solicitation of proxies for use at the Annual Meeting, which will take place on Friday, May 29, 2020. As a shareholder, you are invited to attend the Annual Meeting and vote on the items of business described in this Proxy Statement. This Proxy Statement includes information that we are required to provide to you under the rules of the U.S. Securities and Exchange Commission (the “SEC”) and that is designed to assist you in voting your shares.

What is included in the proxy materials?

The proxy materials include:

•	This Proxy Statement for the Annual Meeting; and

•	Our 2019 annual report to shareholders, which includes our Annual Report on Form 10-K for the fiscal year ended December 31, 2019 (the “Annual Report”).

If you received a printed copy of these materials by mail, the proxy materials also include a proxy card or a voting instruction form for the Annual Meeting.

What am I voting on?

Our Board of Trustees (also referred to herein as the “Board”) is soliciting your vote for:

•

The election of Barrett Brady, Peter C. Brown, James B. Connor, Robert J. Druten, Gregory K. Silvers, Robin P. Sterneck and Virginia E. Shanks as trustees to serve for a one-year term (Proposal No. 1);

•	The approval, on a non-binding advisory basis, of the compensation of our named executive officers as disclosed in these materials (the “say-on-pay” vote) (Proposal No. 2);

•	The approval of an amendment to our Declaration of Trust to permit the Company to redeem Securities held by shareholders that are unsuitable owners for gaming regulatory purposes (Proposal No. 3); and

•	The ratification of the appointment of KPMG LLP as our independent registered public accounting firm for 2020 (Proposal No. 4).

What are the Board’s recommendations?

The Board recommends you vote:

•

“FOR” the election of Barrett Brady, Peter C. Brown, James B. Connor, Robert J. Druten, Gregory K. Silvers, Robin P. Sterneck and Virginia E. Shanks as trustees to serve for a one-year term (Proposal No. 1);

•	“FOR” the approval, on a non-binding advisory basis, of the compensation of our named executive officers as disclosed in these materials (Proposal No. 2);

•

“FOR” the approval of an amendment to our Declaration of Trust to permit the Company to redeem Securities held by shareholders that are unsuitable owners for gaming regulatory purposes (Proposal No. 3); and

•	“FOR” the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for 2020 (Proposal No. 4).

2020 Proxy Statement	Page 9

Why did I receive a one-page notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?

Pursuant to rules adopted by the SEC, we have elected to provide access to our proxy materials via the Internet. Accordingly, we are sending a Notice of Internet Availability of Proxy Materials (the “Notice”) to our shareholders. All shareholders will have the ability to access the proxy materials on the website referred to in the Notice or request to receive a printed set of the proxy materials. Instructions on how to access the proxy materials over the Internet or to request a printed copy may be found in the Notice. In addition, shareholders may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis. We encourage shareholders to take advantage of the availability of the proxy materials on the Internet to help reduce the environmental impact of our annual meetings.

If I share an address with another shareholder, and we received only one paper copy of the proxy materials, how may I obtain an additional copy of the proxy materials?

We have adopted a procedure called “householding,” which the SEC has approved. Under this procedure, we are delivering a single copy of the Notice and, if applicable, this Proxy Statement and the Annual Report to multiple shareholders who share the same address unless we have received contrary instructions from one or more of the shareholders. This procedure reduces our printing costs, mailing costs and fees. Shareholders who participate in householding will continue to be able to access and receive separate proxy cards. Upon written or oral request, we will deliver promptly a separate copy of the Notice and, if applicable, this Proxy Statement and the Annual Report to any shareholder at a shared address to which we delivered a single copy of any of these documents. To receive a separate copy of the Notice and, if applicable, this Proxy Statement or the Annual Report, shareholders may write or call us at the following address and telephone number:

EPR Properties

Attention: Secretary

909 Walnut Street, Suite 200

Kansas City, Missouri 64106

(816) 472-1700

Shareholders who hold shares in “street name” (as described below) may contact their broker, bank or other similar nominee to request information about householding.

How can I get electronic access to the proxy materials?

The Notice will provide you with instructions regarding how to:

•	View on the Internet the Company’s proxy materials for the Annual Meeting; and

•	Instruct the Company to send future proxy materials to you by email.

Our proxy materials are also available on the Internet at www.envisionreports.com/EPR.

Choosing to receive future proxy materials by email will save us the cost of printing and mailing documents to you and will reduce the impact of our annual meetings on the environment. If you choose to receive future proxy materials by email, you will receive an email message next year with instructions containing a link to those materials and a link to the proxy voting website. Your election to receive proxy materials by email will remain in effect until you terminate it.

Who is entitled to vote at the meeting?

Holders of record of our common shares at the close of business on March 6, 2020 (the “Record Date”), are entitled to receive notice of the Annual Meeting and to vote their common shares held on

2020 Proxy Statement	Page 10

that date at the meeting or any postponements or adjournments of the Annual Meeting. On the Record Date, 78,582,072 common shares of the Company were outstanding.

How many votes do I have?

On each matter presented at the Annual Meeting, you are entitled to one vote for each common share owned by you at the close of business on the Record Date.

What is the difference between a shareholder of record and a beneficial owner of shares held in street name?

Shareholder of Record. If your shares are registered directly in your name with our transfer agent, Computershare Trust Company, N.A., you are considered the shareholder of record with respect to those shares, and we sent the Notice directly to you. If you requested printed copies of the proxy materials by mail, you will receive a proxy card.

Beneficial Owner of Shares Held in Street Name. If your shares are held in an account at a broker, bank or other nominee, then you are the beneficial owner of those shares in “street name,” and the Notice was forwarded to you by your broker, bank or other nominee who is considered the shareholder of record with respect to those shares. As a beneficial owner, you have the right to instruct your broker, bank or other nominee on how to vote the shares held in your account. Those instructions are contained in a “vote instruction form.” If you request printed copies of the proxy materials by mail, you will receive a vote instruction form.

If I am a shareholder of record of the Company’s shares, how do I vote?

There are four ways to vote:

•	In Person. If you are a shareholder of record, you may vote in person at the Annual Meeting. We will give you a ballot when you arrive.

•	Via the Internet. You may vote by proxy via the Internet by following the instructions provided in the Notice.

•	By Telephone. If you request printed copies of the proxy materials by mail, you may vote by proxy by calling the toll-free number found on the proxy card.

•	By Mail. If you request printed copies of the proxy materials by mail, you may vote by proxy by filling out the proxy card and sending it back in the envelope provided.

If I am a beneficial owner of shares held in street name, how do I vote?

There are four ways to vote:

•

In Person. If you are a beneficial owner of shares held in street name and you wish to vote in person at the Annual Meeting, you must obtain a legal proxy from the broker, bank or other nominee that holds your shares. Please contact your broker, bank or other nominee for instructions regarding obtaining a legal proxy.

•	Via the Internet. You may vote by proxy via the Internet by following the instructions provided in the Notice.

•	By Telephone. If you request printed copies of the proxy materials by mail, you may vote by proxy by calling the toll-free number found on the vote instruction form.

•	By Mail. If you request printed copies of the proxy materials by mail, you may vote by proxy by filling out the vote instruction form and sending it back in the envelope provided.

2020 Proxy Statement	Page 11

What constitutes a quorum?

The presence at the Annual Meeting, in person or by proxy, of the holders of a majority of our common shares outstanding on the Record Date will constitute a quorum, permitting the Annual Meeting to proceed. If a quorum is not present, the Annual Meeting will be adjourned until a quorum is obtained.

How are proxies voted?

All shares represented by valid proxies received prior to the Annual Meeting will be voted and, where a shareholder specifies by means of the proxy a choice with respect to any matter to be acted upon, the shares will be voted in accordance with the shareholder’s instructions.

What happens if I do not give specific voting instructions?

Shareholders of Record. If you are a shareholder of record and you:

•	Indicate when voting on the Internet or by telephone that you wish to vote as recommended by the Board; or

•	Sign and return a proxy card without giving specific voting instructions,

then the proxy holders will vote your shares in the manner recommended by the Board on all matters presented in this Proxy Statement and as the proxy holders may determine in their discretion with respect to any other matters properly presented for a vote at the Annual Meeting.

Beneficial Owners of Shares Held in Street Name. If you are a beneficial owner of shares held in street name and do not provide the broker, bank or other nominee that holds your shares with specific voting instructions, under the rules of various national and regional securities exchanges, the broker, bank or other nominee that holds your shares may generally vote on routine matters but cannot vote on non-routine matters. If the broker, bank or other nominee that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, the broker, bank or other nominee that holds your shares will inform the inspector of election that it does not have the authority to vote on this matter with respect to your shares. This is generally referred to as a “broker non-vote.”

Which ballot measures are considered “routine” or “non-routine”?

The ratification of the appointment of KPMG LLP as our independent registered public accounting firm for 2020 (Proposal No. 4) is a matter considered routine under applicable rules. A broker, bank or other nominee may generally vote on routine matters, and therefore no broker non-votes are expected to exist in connection with Proposal No. 4.

The election of trustees (Proposal No. 1), the say-on-pay vote (Proposal No. 2) and the amendment to our Declaration of Trust to permit the Company to redeem Securities held by shareholders that are unsuitable owners for gaming regulatory purposes (Proposal No. 3) are matters considered non-routine under applicable rules. A broker, bank or other nominee cannot vote without instructions on non-routine matters, and therefore broker non-votes may exist in connection with Proposal Nos. 1, 2 and 3.

How many votes are needed to approve each item?

We have adopted a majority vote standard for the election of trustees. The affirmative vote of a majority of votes cast at the Annual Meeting is required for the election of trustees (Proposal No. 1). This means that the number of shares voted “FOR” each trustee nominee must exceed the number of votes “WITHHELD” from that trustee nominee in order for that nominee to be elected.

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The affirmative vote of a majority of votes cast at the Annual Meeting is required to: (i) approve, on a non-binding advisory basis, the compensation of our named executive officers as disclosed in these materials (Proposal No. 2); and (ii) ratify the appointment of KPMG LLP as our independent registered public accounting firm for 2020 (Proposal No. 4). This means that the number of shares voted “FOR” each proposal must exceed the number of votes “AGAINST” that proposal in order for that proposal to be approved.

The affirmative vote of a majority of all the votes entitled to be cast on the matter is required to approve the amendment to our Declaration of Trust to permit the Company to redeem Securities held by shareholders that are unsuitable owners for gaming regulatory purposes (Proposal No. 3). This means that of our outstanding common shares, a majority of them must be voted “FOR” this proposal in order for it to be approved.

How are abstentions and broker non-votes counted?

Abstentions or withhold votes and broker non-votes will be counted to determine whether there is a quorum present. Each trustee nominee is elected by the affirmative vote of a majority of the votes cast for the election of that trustee nominee at the Annual Meeting. Only votes “FOR” or “WITHHELD” with respect to each trustee nominee are counted as votes cast. Broker non-votes are not counted as votes cast and will be entirely excluded from the vote and will have no effect on its outcome.

The proposal to approve, on a non-binding advisory basis, the compensation of our named executive officers as disclosed in these materials (Proposal No. 2) and the proposal to ratify the appointment of KPMG LLP as our independent registered public accounting firm for 2020 (Proposal No. 4) each require the affirmative vote of a majority of the votes cast for that proposal at the Annual Meeting. Only votes “FOR” or “AGAINST” each proposal are counted as votes cast. Abstentions and broker non-votes are not counted as votes cast and will be entirely excluded from the vote and will have no effect on its outcome.

The proposal to approve the amendment to our Declaration of Trust to permit the Company to redeem Securities held by shareholders that are unsuitable owners for gaming regulatory purposes (Proposal No. 3) requires the affirmative vote of a majority of all the votes entitled to be cast on the matter. As a result, abstentions and broker non-votes will have the same effect as a vote “AGAINST” this proposal.

What is the effect of the advisory vote?

The vote of the shareholders regarding the compensation of our named executive officers as disclosed in these materials (Proposal No. 2) is an advisory vote, and the result will not be binding on the Board of Trustees or the Company. However, the Board and the Compensation Committee, which is comprised of independent trustees, will consider the outcome of the vote when making future executive compensation decisions.

Can I change my vote after I have voted?

You may revoke your proxy and change your vote at any time before the final vote at the Annual Meeting. You may vote again on a later date via the Internet or by telephone (in which case only your latest Internet or telephone proxy submitted prior to the Annual Meeting will be counted), by signing and returning a new proxy card or vote instruction form with a later date, or by attending the Annual Meeting and voting in person. However, your attendance at the Annual Meeting will not automatically revoke your proxy unless you vote again at the Annual Meeting or specifically request that your prior proxy be revoked by delivering to the Company’s Secretary a written notice of revocation prior to the Annual Meeting.

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Does the Company have a policy for confidential voting?

We have a confidential voting policy. Your proxy will be kept confidential and will not be disclosed to third parties, other than our inspector of election and personnel involved in processing the proxy instructions, ballots and voting tabulations, except where disclosure is mandated by law and in other limited circumstances.

Where can I find the voting results of the Annual Meeting?

The Company intends to announce preliminary voting results at the Annual Meeting and disclose final results in a current report on Form 8-K or quarterly report on Form 10-Q filed with the SEC within four business days after the Annual Meeting. If final results are not yet known within that four business day period, the Company will disclose preliminary voting results in a Form 8-K and file an amendment to the Form 8-K to disclose the final results within four business days after such final results are known.

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COMPANY GOVERNANCE

Proposal No. 1 – Election of Trustees

What are you voting on?	The Board has nominated Barrett Brady, Peter C. Brown, James B. Connor, Robert J. Druten, Gregory K. Silvers, Robin P. Sterneck and Virginia E. Shanks to serve as trustees for a term expiring at the next annual meeting of shareholders or until their successors are duly elected and qualified.

The Board of Trustees consists of nine members. Prior to our 2018 annual meeting of shareholders, the Board of Trustees was divided into three classes having three-year terms that expired in successive years. At the 2018 annual meeting, the Company’s shareholders approved an amendment to the Company’s Declaration of Trust to phase-out the Company’s classified board structure, such that trustees whose terms expire (or trustees elected to fill vacancies) after the 2018 annual meeting will be elected to serve for a term expiring at the Company’s next annual meeting of shareholders. Pursuant to the amendment, the Company’s Board of Trustees will be fully declassified by the 2021 annual meeting. Messrs. Brady and Brown were previously classified as Class I trustees with a term scheduled to expire at the 2019 annual meeting. In January 2019, the Board of Trustees increased its size from seven to eight members and elected Mr. Connor to fill the newly created vacancy. Messrs. Brady, Brown and Connor were subsequently elected by the shareholders at the 2019 annual meeting to serve for a term scheduled to expire at the 2020 annual meeting. Messrs. Druten, Silvers and Ms. Sterneck were previously classified as Class II trustees with a term scheduled to expire at the 2020 annual meeting. Effective May 30, 2019, the Board of Trustees increased the size of the Board from eight to nine members and elected Ms. Shanks as an independent trustee to fill the vacancy resulting from the increase in the size of the Board. Ms. Shanks’ term expires at the 2020 annual meeting.

The nominees, Messrs. Brady, Brown, Connor, Druten and Silvers and Mses. Sterneck and Shanks have been nominated upon the recommendation of the Nominating/Company Governance Committee, which is comprised solely of independent trustees. Holders of proxies solicited by this Proxy Statement will vote the proxies received by them in accordance with the shareholder’s instruction or, if no instruction is made, for the election of the Board’s nominees for trustee.

Vote Required

Each trustee nominee who receives a majority of the votes cast in favor of such trustee nominee’s election (i.e., the number of shares voted “FOR” a trustee nominee must exceed the number of shares “WITHHELD” from that trustee nominee, excluding abstentions) will be elected a trustee, in an uncontested election.

The Company’s Trustee Resignation Policy provides that any trustee nominee who does not receive a majority of votes cast in favor of such trustee nominee’s election must promptly tender his or her irrevocable resignation to the Company’s Board, subject only to the condition that the Board accept the resignation. The Board and the Nominating/Company Governance Committee must consider and act on the resignation, as more fully described under “Additional Information Concerning the Board of Trustees – Mandatory Trustee Resignation Policy.”

Your Board recommends a vote “FOR” the election of Barrett Brady, Peter C. Brown, James B. Connor, Robert J. Druten, Gregory K. Silvers, Robin P. Sterneck and Virginia E. Shanks as trustees.

Here is a brief description of the backgrounds and principal occupations of the seven individuals nominated for election as trustees and each trustee whose term of office will continue after the Annual Meeting.

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Trustees and Nominees

(Serving and Nominated for a Term Expiring at the 2020 Annual Meeting)

Barrett Brady	Trustee since: 2004 and Nominee	Age: 73	Independent

Mr. Brady retired December 31, 2008 from his position as Senior Vice President of Highwoods Properties, Inc., a NYSE-listed real estate investment trust. Mr. Brady served as President and Chief Executive Officer of J.C. Nichols Company, a real estate company headquartered in Kansas City, Missouri, until its acquisition in 1998 by Highwoods Properties, Inc. Before joining J.C. Nichols Company in 1995, Mr. Brady was President and Chief Executive Officer of Dunn Industries, Inc., a major construction contractor. Mr. Brady serves on the board of directors, the audit and executive committees, and is chairman of the ESOP of J.E. Dunn Construction Group, Inc. He also serves on the board of directors, the compensation and nominating committees and is chairman of the audit committee of NASB Financial, Inc., a thrift holding company of North American Savings Bank, F.S.B., and he serves on the board of directors and is chairman of the audit committee of North American Savings Bank, F.S.B. He also serves on the board of directors as lead independent director and as a member of the audit and corporate governance committees of CorEnergy Infrastructure Trust, Inc., a NYSE-listed owner of U.S. infrastructure assets. Mr. Brady also serves on the board of directors and compensation committee of MR1Global. Mr. Brady received a B.B.A. from Southern Methodist University and an M.B.A. from the University of Missouri.

Peter C. Brown	Trustee since: 2010 and Nominee	Age: 61	Independent

Mr. Brown is Chairman of Grassmere Partners, LLC, a private investment firm. Prior to founding Grassmere Partners, Mr. Brown served as Chairman of the Board, Chief Executive Officer and President of AMC Entertainment Inc., one of the world’s leading theatrical exhibition and entertainment companies, from July 1999 until his retirement in February 2009. He joined AMC in 1990 and served as AMC’s President from January 1997 to July 1999, and Senior Vice President and Chief Financial Officer from 1991 to 1997. Mr. Brown served as the non-executive Chairman of the Board of Trustees of the Company from 1997 to 2003. Mr. Brown currently serves on the board of directors and audit and risk evaluation committees of CenturyLink, Inc., a NYSE-listed and Fortune 500 provider of communications services, and he serves on the board of directors and audit and nominating committees of Cinedigm Corp., a Nasdaq-listed leading independent content distributor. Past additional public company boards on which Mr. Brown previously served include National CineMedia, Inc., Midway Games, Inc., LabOne, Inc., and Protection One, Inc. Mr. Brown is a graduate of the University of Kansas.

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James B. Connor	Trustee since: 2019 and Nominee	Age: 61	Independent

Mr. Connor is the Chairman, Chief Executive Officer and a member of the Board of Directors of Duke Realty Corporation. Prior to being named Chairman and Chief Executive Officer, Mr. Connor held various senior management positions with Duke Realty Corporation, including President and Chief Executive Officer from January 1, 2016 through April 25, 2017, Senior Executive Vice President and Chief Operating Officer from 2013 to 2015, Senior Regional Executive Vice President from 2011 to 2013, and Executive Vice President Midwest region from 2003 to 2010. Prior to joining Duke Realty Corporation in 1998, Mr. Connor held numerous executive and brokerage positions with Cushman & Wakefield, most recently serving as Senior Managing Director for the Midwest area. Mr. Connor serves as a Trustee for Roosevelt University in Chicago and is also on the Advisory Board of the Marshall Bennett Institute of Real Estate at Roosevelt University. Mr. Connor is also a member of the Board of Governors of the National Association of Real Estate Investment Trusts and the Real Estate Round Table and serves as a director of the Central Indiana Corporate Partnership. Mr. Connor has a Bachelor’s Degree in Business Administration and Real Estate Finance from Western Illinois University.

Robert J. Druten	Trustee since: 1997 and Nominee	Age: 72	Independent

Mr. Druten is Chairman of our Board of Trustees. In August 2006, Mr. Druten retired as Executive Vice President and Chief Financial Officer and a Corporate Officer of Hallmark Cards Incorporated. Mr. Druten serves as the chairman of the board of directors and chairman of the executive committee of Kansas City Southern, a NYSE-listed transportation company. Mr. Druten also serves on the compensation committee of Kansas City Southern. Mr. Druten serves on the board of directors of Alliance Resource Management GP, LLC, the sole general partner of Alliance Resource Partners, L.P. (“ARP”), a NASDAQ-listed company indirectly engaged in the production and marketing of coal to utilities and industrial users. Mr. Druten also serves on the audit, compensation and conflicts committees of Alliance Resource Management GP, LLC. Mr. Druten previously served on the board of directors of Alliance GP, LLC, the former managing general partner of Alliance Holdings GP, L.P., which became a wholly-owned subsidiary of ARP in May 2018 following a partnership simplification transaction, from 2007 through 2018. Mr. Druten also previously served on the board of directors of American Italian Pasta Company, from 2007 until it was acquired by Ralcorp Holdings, Inc. in July 2010, where he was the chairman of the audit committee and also served on the compensation committee. Mr. Druten received a B.S. in Accounting from the University of Kansas and an M.B.A. from Rockhurst University.

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Virginia E. Shanks	Trustee since: 2019 and Nominee	Age: 58	Independent

Ms. Shanks served as a Strategic Advisor for Penn National Gaming, Inc., a NASDAQ-listed casino entertainment company (“Penn National”), from October 2018 until January 2020. She previously served as Executive Vice President and Chief Administrative Officer of Pinnacle Entertainment, Inc. (“Pinnacle”), a casino entertainment company, from July 2013 until October 15, 2018 when Pinnacle merged with Penn National. From October 2010 to June 2013, Ms. Shanks served as Executive Vice President and Chief Marketing Officer of Pinnacle. Prior to joining Pinnacle, she was Chief Marketing Officer for Multimedia Games Inc. from 2008 to 2010. Prior to 2008, Ms. Shanks held senior executive positions for more than 25 years at the property, division and corporate levels of Caesars Entertainment Corp., including Senior Vice President of Brand Management. Ms. Shanks serves on the board of directors and the audit, compensation and innovation committees of Altria Group, Inc., an NYSE-listed producer and marketer of tobacco, cigarettes and related products. She received a B.S. from the University of Nevada.

Gregory K. Silvers	Trustee since: 2015 and Nominee	Age: 56

Mr. Silvers was appointed as our Chief Executive Officer and President in February 2015. Prior to being appointed as our Chief Executive Officer and President, Mr. Silvers served as our Executive Vice President since February 2012 and as our Chief Operating Officer since 2006 and Chief Development Officer since 2001. Mr. Silvers previously served as our Vice President from 1998 until February 2012 and as our Secretary and General Counsel from 1998 until October 2012. From 1994 to 1998, he practiced with the law firm of Stinson Leonard Street LLP specializing in real estate law. Mr. Silvers received his J.D. in 1994 from the University of Kansas.

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Robin P. Sterneck	Trustee since: 2013 and Nominee	Age: 62	Independent

Ms. Sterneck is President of Highland Birch Group, a private business consulting firm, and dedicates a portion of her time to Sterneck Capital Management, LLC. Prior to founding Highland Birch Group, Ms. Sterneck served in various capacities at Swiss Reinsurance (“Swiss Re”), a leading wholesale provider of reinsurance, insurance and other insurance-based forms of risk transfer, including serving as Managing Director, Head of Global Talent from January 2009 until her retirement in September 2009, and as Managing Director, Head of Commercial Insurance from 2006 until 2009. Ms. Sterneck joined Swiss Re upon its acquisition of GE Insurance Solutions in 2006. Prior to the acquisition, Ms. Sterneck served in a number of positions at GE Insurance Solutions beginning in 1999, including Head of the Commercial Insurance Division, a member of the Executive Leadership Team and a Global Marketing Leader. She also served as Senior Vice President of GE Capital from 1996 until 2006, and she previously held a number of positions with various subsidiaries of General Electric Co. (“GE”). Prior to joining GE in 1996, Ms. Sterneck spent 15 years in investment banking and public finance, including serving as Managing Director of Public Finance for Clayton Brown & Associates and as Senior Vice President for Shearson Lehman Brothers. Ms. Sterneck currently serves and has served on numerous non-profit and private company boards, She is a National Association of Corporate Directors (“NACD”) Board Leadership Fellow. NACD Fellowship is a comprehensive and continuous program of study that empowers directors with the latest insights, intelligence and leading boardroom practices. She received a B.S. in Science from Trinity College of Vermont and an M.B.A. from Tulane University.

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Class III Trustees

(Serving a Term Expiring at the 2021 Annual Meeting)

Thomas M. Bloch	Trustee since: 2013	Age: 66	Independent

Mr. Bloch retired as President and Chief Executive Officer of H&R Block, Inc. in 1995, after a nineteen-year career with the company. He began teaching math in Kansas City’s urban core in 1995 and then in 2000 co-founded University Academy, an urban college preparatory public charter school. Until 2013, Mr. Bloch served in numerous positions at the nationally recognized charter school, including as President of the Board for its first ten years and as a teacher. A past Chairman of the University of Missouri-Kansas City (UMKC) Trustees and the UMKC Foundation, he currently serves as Chairman of the Marion and Henry Bloch Family Foundation, and the H&R Block Foundation. He is the author of two books, Stand for the Best and Many Happy Returns. Mr. Bloch graduated cum laude from Claremont McKenna College in Claremont, California in 1976.

Jack A. Newman, Jr.	Trustee since: 2009	Age: 72	Independent

Mr. Newman currently runs his own company, Jack Newman Advisory Services, through which he offers strategy and general business consulting services. Prior to establishing this entity in 2008, Mr. Newman served for over 12 years as Executive Vice President for Cerner Corporation, a NASDAQ-listed health care information systems and knowledge services company. Prior to joining Cerner Corporation, Mr. Newman spent 22 years with KPMG LLP, including 14 years as a partner, the last four of which he served as National Partner-in-Charge of KPMG LLP’s Health Care Strategy Practice. He serves on four other boards, one of which is the legal board of Enterprise Bank and Trust, the banking subsidiary of Enterprise Financial Services Corp., a NASDAQ-listed financial holding company. Mr. Newman formerly served on the board of directors of Ferrellgas Partners, L.P., a NYSE-listed distributor of propane and related equipment and supplies. Mr. Newman is a C.P.A., has a Bachelor of Arts degree from Benedictine College and a Master’s degree in Public Administration from the University of Missouri-Kansas City.

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The Nominating/Company Governance Committee has identified particular qualifications, attributes, skills and experience that are important to be represented on the Board as a whole, in light of the Company’s current needs and the business priorities.

The following table summarizes certain key characteristics of the Company’s business and the associated qualifications, attributes, skills and experience that the Nominating/Company Governance Committee believes should be represented on the Board.

Business Characteristics	Qualifications, Attributes, Skills and Experience
The Company’s business involves complex financial transactions and accounting issues.	• High level of financial literacy. • Relevant CEO/President experience. • Relevant CFO/COO experience.
Real estate investment and development is the core focus of the Company’s business.	• Extensive knowledge of the real estate industry.

The Company’s business involves the acquisition and development of experiential real estate, including theatres, eat & play, ski, attractions, experiential lodging, gaming, fitness & wellness, cultural and live venues.

•   Extensive knowledge of the experiential industry, including one or more of the following categories: theatres, eat & play, ski, attractions, experiential lodging, gaming, fitness & wellness, cultural, and live venues.

The Company’s business involves accessing the capital markets on a regular basis.	• Extensive knowledge of public debt and equity markets. • Extensive knowledge of credit markets.
The Company is experiencing rapid growth and plans to continue expanding investments to address new and developing trends in experiential real estate.

•   Diversity of race, ethnicity, gender, age, cultural background or professional experience.

•   Extensive knowledge of strategic planning and organizational design.

•   Specific in-depth knowledge of consumer discretionary industries.

•   Extensive knowledge of human capital management.

The Board’s responsibilities include understanding and overseeing the various risks facing the Company and ensuring that appropriate policies and procedures are in place to effectively manage risk.	• Risk oversight/management expertise.
The Company must comply with complex regulatory requirements and is committed to strong and transparent corporate governance practices.	• Independence. • Extensive knowledge of public company corporate governance matters. • Legal or regulatory experience.

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Set forth below is a chart listing each of the specific qualifications, attributes, skills and experiences discussed above. While we look to each trustee to be knowledgeable in these areas, an “X” in the chart indicates the specific qualification, attribute, skill or experience that each trustee brings to the Board. The lack of an “X” for a particular item does not mean that the trustee does not possess that qualification, attribute, skill or experience.

Qualifications, Attributes, Skills and Experience
High level of financial literacy	X	X	X	X	X	X	X	X	X
Relevant CEO/President experience	X	X	X	X			X
Relevant CFO/COO experience	X		X	X	X	X	X	X
Extensive knowledge of the real estate industry		X		X			X

Extensive knowledge of the experiential industry, including one or more of the following categories: theatres, eat & play, ski, attractions, experiential lodging, gaming, fitness & wellness, cultural, and live venues

			X		X		X		X
Extensive knowledge of public debt and equity markets			X	X	X		X	X
Extensive knowledge of credit markets			X	X			X
Skills dealing with diversity of race, ethnicity, gender, age, cultural background or professional experience	X	X	X	X	X	X	X	X	X
Extensive knowledge of strategic planning and organizational design	X	X	X	X	X	X	X	X	X
Exposure to, or specific in-depth knowledge of, consumer discretionary industries			X		X				X
Risk oversight/management expertise	X	X	X	X	X	X	X	X	X
Independence	X	X	X	X	X	X		X	X
Extensive knowledge of public company corporate governance matters	X	X	X	X	X	X	X	X	X
Extensive knowledge of human capital management					X			X
Legal or regulatory experience						X	X	X	X

The Nominating/Company Governance Committee and the Board of Trustees have evaluated the specific experience, qualifications, attributes, and skills of each nominee and trustee to determine that such person should serve as a trustee of the Company at this time. In doing so, the Nominating/Company Governance Committee and the Board focused primarily on the credentials described above. Particular consideration was given to the many years of experience each nominee and trustee has in real estate, finance and the entertainment, recreation and education businesses, and the diversity of

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experience, background and other relevant distinctions among the trustees. The Nominating/Company Governance Committee and the Board believe that such experience and diversity are vital in order to quickly identify, understand, and address new trends, challenges, and opportunities for the Company.

The Nominating/Company Governance Committee and the Board also recognized the value of participation by each of the current members of the Board in the NACD, and particularly their access to NACD resources, presentations and updates regarding company governance, executive compensation, risk oversight and strategic planning. The Nominating/Company Governance Committee and the Board believe that these resources ensure that our trustees are fully informed of current issues and best governance practices.

Each of Messrs. Brady, Brown, Connor, Druten and Silvers and Mses. Shanks and Sterneck has consented to serve on the Board of Trustees. If Mr. Brady, Mr. Brown, Mr. Connor, Mr. Druten, Mr. Silvers, Ms. Shanks or Ms. Sterneck should become unavailable to serve as a trustee, the Board of Trustees or the Nominating/Company Governance Committee may designate a substitute nominee or may elect to keep the vacancy unfilled. In that case, the persons named as proxies will vote for the substitute nominee designated by the Board of Trustees or the Nominating/Company Governance Committee.

ADDITIONAL INFORMATION CONCERNING THE BOARD OF TRUSTEES

Our Board of Trustees is committed to effective company governance. We have adopted Company Governance Guidelines, Independence Standards for Trustees and a Code of Business Conduct and Ethics for all officers, employees and trustees. Those documents and the charters of our Audit Committee, Nominating/Company Governance Committee, Finance Committee and Compensation Committee may be found on the Company Governance page within the Corporate Responsibility section of our website at www.eprkc.com and are available in print to any shareholder or interested party who requests them. Requests for printed copies of our Company Governance Guidelines, Independence Standards for Trustees, Code of Business Conduct and Ethics or any charters of our Board committees should be submitted in writing to the Secretary of the Company at 909 Walnut Street, Suite 200, Kansas City, Missouri 64106.

Company Governance Guidelines and Code of Business Conduct and Ethics

Our Company Governance Guidelines address a number of topics, including the role and responsibilities of our Board, the qualifications of independent trustees, the ability of shareholders and interested parties to communicate directly with the independent trustees, Board committees, separation of the offices of Chairman and Chief Executive Officer, trustee compensation, and management succession. Our Nominating/Company Governance Committee reviews our Company Governance Guidelines on a periodic basis to ensure their continued effectiveness.

We have also adopted a Code of Business Conduct and Ethics that applies to our Chief Executive Officer, Chief Financial Officer, and all other officers, employees and trustees. We intend to disclose any changes in or waivers from our Code of Business Conduct and Ethics by posting such information on our website or by filing a Form 8-K with the SEC.

Trustee Independence

Our Company Governance Guidelines and the NYSE’s governance rules require that a majority of our trustees be independent. To qualify as independent for this purpose, our Board must affirmatively determine that a trustee has no material relationship with the Company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company). To assist our Board

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in making this determination, the Board has used our Independence Standards for Trustees as categorical standards to evaluate the independence of our independent trustees. Using those standards, the Board reviewed the independence of each of our trustees and trustee nominees. Based upon that review, the Board has affirmatively determined that each of our trustees and trustee nominees, except Mr. Silvers, has no material relationship with the Company and is thus independent in accordance with our Company Governance Guidelines and NYSE rules.

The following is a summary of our Independence Standards for Trustees. For a complete description of those standards, please review our Independence Standards for Trustees on the Company Governance page within the Corporate Responsibility section of our website at www.eprkc.com.

•	A trustee is not independent if:

•

The trustee is, or has been within the last 3 years, an employee of the Company, or an immediate family member of the trustee is, or has been within the last 3 years, an executive officer of the Company,

•

The trustee has received, or has an immediate family member who has received, during any 12-month period within the last 3 years, more than $100,000 in direct compensation from the Company, other than trustee and committee fees and pensions or other forms of deferred compensation (provided such compensation is not contingent on future service),

•

(A) The trustee or an immediate family member is a current partner of the firm that is our internal or external auditor, (B) the trustee is a current employee of such firm, (C) the trustee has an immediate family member who is a current employee of such firm and who participates in the firm’s audit, assurance or tax compliance (but not tax planning) practice, or (D) the trustee or an immediate family member was within the last 3 years (but is no longer) a partner or employee of such firm and personally worked on the Company’s audit within that time,

•

The trustee or an immediate family member is, or has been within the last 3 years, employed as an executive officer of another company where any of the Company’s present executive officers at the same time serves on that company’s compensation committee, or

•

The trustee is a current employee, or an immediate family member is a current executive officer, of a company that has made payments to, or received payments from, the Company for property or services in an amount which, in any of the last 3 years, exceeds the greater of $1 million or 2% of such other company’s consolidated gross revenues.

•

A person who is an executive officer or affiliate of an entity that provides non-advisory financial services such as lending, check clearing, maintaining customer accounts, stock brokerage services or custodial and cash management services to the Company or its affiliates may be determined by the Board of Trustees to be independent if the following conditions are satisfied:

•	The entity does not provide financial advisory services to the Company,

•	The annual interest and/or fees payable to the entity by the Company do not exceed the numerical limitation described above,

•	Any loan provided by the entity is made in the ordinary course of business of the Company and the lender and does not represent the Company’s principal source of credit or liquidity,

•

The trustee has no involvement in presenting, negotiating, underwriting, documenting or closing any such non-advisory financial services and is not compensated by the Company, the entity or any of its affiliates in connection with those services,

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•

The Board affirmatively determines that the terms of the non-advisory financial services are fair and reasonable and advantageous to the Company and no more favorable to the provider than generally available from other providers,

•	The provider is a recognized financial institution, non-bank commercial lender or securities broker,

•	The trustee abstains from voting as a trustee to approve the transaction, and

•

All material facts related to the transaction and the relationship of the person to the provider are disclosed by the Company in its reports under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and proxy statement.

•

No person who serves, or whose immediate family member serves, as a partner, member, executive officer or in a comparable position of any firm providing accounting, consulting, legal, investment banking or financial advisory services to the Company, or as a securities analyst covering the Company, will be considered independent until after the end of that relationship.

•

No person who is, or who has an immediate family member who is, an officer, director, more than 5% shareholder, partner, member, attorney, consultant or affiliate of any tenant of the Company or any affiliate of such tenant will be considered independent until three years after the end of the tenancy or such relationship.

Mandatory Trustee Resignation Policy

The Company’s Trustee Resignation Policy provides that any trustee nominee who receives a greater number of votes “withheld” from his or her election than votes “for” such election must promptly tender his or her written offer of resignation to the Board following certification of the shareholder vote from the meeting at which the election occurred. The policy applies only to uncontested elections of trustees, which is defined as any election in which the number of trustee nominees for election does not exceed the number of trustees to be elected. Once such a resignation is tendered, the Nominating/Company Governance Committee will make a recommendation to the Board as to whether to accept or reject the resignation. The Board will then act on the tendered resignation, taking into account the recommendation of the Nominating/Company Governance Committee, and publicly disclose its decision regarding the tendered resignation and the rationale behind the decision within ninety days from the date of the certification of the election results. The Nominating/Company Governance Committee in making its recommendation, and the Board in making its decision, may consider any factors or other information that it considers appropriate and relevant. The trustee who tenders his or her resignation is not permitted to participate in the proceedings of the Nominating/Company Governance Committee or the decision of the Board with respect to his or her resignation. If the Board accepts a trustee’s resignation, or if a non-incumbent nominee for trustee is not elected, then the Board may fill the vacant position or decrease the size of the Board in accordance with the Company’s Bylaws.

In addition, our Company Governance Guidelines provide that any trustee who experiences any significant change in their personal circumstances, including a change in their principal job or professional responsibilities, must submit a letter of resignation to the Board to be effective on acceptance by a majority of the disinterested members of the Board at a meeting thereof duly called and held.

Trustee Age Limit

Our Company Governance Guidelines provide that the Nominating/Company Governance Committee will not recommend for election to the Board any incumbent trustee who has turned, or prior to the Company’s next annual meeting of shareholders will turn, 75 years of age.

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Frequency of Board Meetings

The Board of Trustees met nine times in 2019. Two trustees were each unable to attend one meeting of the Board and two trustees were each unable to attend one meeting of one of the committees on which the trustees served during 2019. Our trustees discharge their responsibilities throughout the year, not only at Board of Trustees and committee meetings, but also through personal meetings, actions by unanimous written consent and communications with members of management and others regarding matters of interest and concern to the Company.

Executive Sessions

The independent trustees meet regularly in separate executive sessions without management. Mr. Druten serves as the presiding trustee during those sessions.

Shareholder Communications with the Board

Any shareholder or interested party is welcome to send a written communication to the non-management trustees about any matter of interest related to the Company. A shareholder or interested party may communicate with the non-management trustees by either sending a letter to our address listed on the cover page of this Proxy Statement, or by visiting the Corporate Governance page within the Corporate Responsibility section of our website at www.eprkc.com, clicking on the link under the heading “Anonymously Report,” and following the instructions for making a confidential submission. Such written or electronic communication will be forwarded directly to the non-management trustees and will not be screened by management. Shareholders may also make proposals and nominate candidates for trustee for consideration at any annual meeting in accordance with the procedures described in “Shareholder Proposals, Trustee Nominations and Related Bylaw Provisions” below.

Board Committees

The Board of Trustees has established an Audit Committee, a Nominating/Company Governance Committee, a Finance Committee and a Compensation Committee. Under our Company Governance Guidelines, members of the Audit Committee, Compensation Committee and Nominating/Company Governance Committee must satisfy the NYSE’s independence requirements in addition to certain requirements applicable specifically to the Audit Committee and Compensation Committee. Copies of the committee charters may be obtained by visiting the Company Governance page within the Corporate Responsibility section of our website at www.eprkc.com.

The Board has also established an Investment Committee consisting of members of management and one independent member of the Board of Trustees who chairs the committee. The Chair of the Investment Committee may select, from time to time, one or more other trustees to participate in meetings of the committee.

Audit Committee. The Board of Trustees has appointed an Audit Committee consisting of Messrs. Brown, Druten and Newman and Ms. Shanks. The Board of Trustees has determined that all the committee members are independent in accordance with our Company Governance Guidelines and NYSE rules. The committee members also meet the additional independence standards of Exchange Act Rule 10A-3. The Board of Trustees has determined that Messrs. Brown, Druten and Newman and Ms. Shanks are “audit committee financial experts,” as defined by the SEC rules, by virtue of their experience and positions held as described elsewhere in this proxy statement. Mr. Newman serves as the Chair of the Audit Committee. The committee met four times in 2019.

The primary responsibility of the Audit Committee is to assist the Board’s oversight of the quality and integrity of the Company’s consolidated financial statements, the Company’s compliance with legal and

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regulatory requirements, the qualifications and independence of the Company’s independent registered public accounting firm, the performance of the Company’s internal audit function and registered independent public accounting firm and review of the Company’s annual budget. The registered independent public accounting firm is responsible for auditing the Company’s annual consolidated financial statements and expressing an opinion on the conformity of those audited consolidated financial statements with generally accepted accounting principles. The independent registered public accounting firm is also responsible for auditing the effectiveness of management’s internal control over financial reporting and expressing an opinion on the effectiveness of its internal control over financial reporting.

The Audit Committee has sole authority to engage the independent registered public accounting firm to perform audit services (subject to shareholder ratification), audit-related services, tax services and permitted non-audit services and the authorization of the payment of fees therefor. The independent registered public accounting firm reports directly to the committee and is accountable to the committee.

The Audit Committee has adopted policies and procedures for the pre-approval of the performance of services by the independent registered public accounting firm on behalf of the Company. Those policies generally provide that:

•

The performance by the firm of any audit services, audit-related services, tax services or other permitted non-audit services, and the related fees, must be specifically pre-approved by the committee or, in the absence of one or more of the committee members, a designated member of the committee;

•	Pre-approvals must take into consideration, and be conducted in a manner that promotes, the effectiveness and independence of the firm; and

•	Each particular service to be approved must be described in detail and be supported by detailed back-up documentation.

The Audit Committee has appointed KPMG LLP as the Company’s independent registered public accounting firm to audit the 2020 consolidated financial statements and internal control over financial reporting for 2020, subject to shareholder ratification, and has engaged KPMG to perform specific tax return preparation and compliance, tax consulting and tax planning services during 2020. See “Proposal No. 4: Ratification of Appointment of Independent Registered Public Accounting Firm.”

The Audit Committee does not itself prepare financial statements or perform audits, and its members are not accountants or certifiers of the Company’s financial statements. The members of the Audit Committee are not professionally engaged in the practice of accounting and may not be experts in the field of accounting or auditing, including accountant independence. It is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements and disclosures are complete and accurate. Unless an Audit Committee member has knowledge that makes reliance unwarranted, each Audit Committee member may rely without independent verification on the information provided to them and the representations made to them by management and the independent accountants. Accordingly, the Audit Committee’s oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting policies, appropriate internal controls and procedures to ensure compliance with accounting standards and applicable laws and regulations, effective disclosure controls and procedures or effective internal controls over financial reporting. Furthermore, the Audit Committee’s considerations and discussions referred to above and in its charter do not assure that the audit of the Company’s financial statements has been carried out in accordance with the rules of the Public Company Accounting Oversight Board, that the financial statements are presented in accordance with generally accepted accounting principles, or that the accountants are in fact independent.

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Nominating/Company Governance Committee. The Board of Trustees has appointed a Nominating/Company Governance Committee consisting of Messrs. Bloch, Brady, Brown, Connor, Druten and Newman and Ms. Sterneck. The Board of Trustees has determined that all the committee members are independent in accordance with our Company Governance Guidelines and NYSE rules. The Nominating/Company Governance Committee assists the Board in meeting its responsibilities for corporate governance and the nomination of trustees.

The Nominating/Company Governance Committee will consider trustee candidates recommended by shareholders who comply with the procedures described in “Shareholder Proposals, Trustee Nominations and Related Bylaw Provisions.” The Nominating/Company Governance Committee will evaluate nominees recommended in good faith by shareholders in the same manner and using the same criteria as applicable to the Nominating/Company Governance Committee’s own nominees, but may give greater weight to nominees recommended by holders of more than 5% of the Company’s outstanding common shares. In evaluating candidates for nomination to the Board, the Nominating/Company Governance Committee will review their backgrounds and areas of expertise, and may obtain the views of management, investment bankers and other interested parties. The Nominating/Company Governance Committee may engage third parties to assist in identifying and evaluating candidates. The Nominating/Company Governance Committee shall not be required to disclose the reason for accepting or rejecting any nominee.

In nominating candidates for the Board, the Nominating/Company Governance Committee considers such factors as it deems appropriate, including a candidate’s judgment, skill, diversity, experience and commitment to good governance practices and the effective operation of the Board. The Nominating/Company Governance Committee may consider candidates recommended by management, but is not obligated to do so.

At a minimum, candidates for independent trustee, whether recommended by the Nominating/Company Governance Committee, shareholders or others, must meet the Company’s independence standards for trustees, be of high integrity and have sufficient business, industry, financial and/or professional qualifications, skills and experience to make a meaningful contribution to the Board. The Nominating/Company Governance Committee will endeavor to nominate candidates whose backgrounds and skills complement those of the other trustees and management and who have expertise, experience and/or relationships in one or more areas important to the Company’s business.

Mr. Bloch serves as Chair of the Nominating/Company Governance Committee. The committee met three times in 2019.

Finance Committee. The Board of Trustees has appointed a Finance Committee consisting of Messrs. Brady, Brown and Druten. The Board of Trustees has determined that all the committee members are independent in accordance with our Company Governance Guidelines and NYSE rules. The primary purpose of the Finance Committee is to review, approve and provide guidance regarding the Company’s financial policies, capital raising strategies, capital structure, external financing sources, investment in marketable securities and rating agencies and take such action and make such reports and recommendations to the Board as it deems advisable. The central responsibilities of the Finance Committee are to advise management and the Board on matters of finance and to assist the Board in setting policies governing the issuance by the Company of debt and equity securities and the investment in or acquisition of marketable securities. However, the evaluation and ultimate determination with respect to strategic mergers and acquisitions shall continue to remain within the exclusive purview of the Board. Mr. Brown serves as Chair of the Finance Committee. The committee met four times in 2019.

Compensation Committee. The Board of Trustees has appointed a Compensation and Human Capital Committee, which we refer to in this Proxy Statement as the Compensation Committee, consisting of Messrs. Bloch, and Connor and Mses. Shanks and Sterneck. The Board of Trustees has

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determined that all the committee members are independent in accordance with our Company Governance Guidelines and NYSE rules. As required under our Company Governance Guidelines, members of the Compensation Committee each meet the definition of “non-employee director” under SEC Rule 16b-3. The primary responsibilities of the Compensation Committee are (1) to discharge the Board’s responsibilities to oversee the compensation of the Company’s CEO and other executive officers, (2) to review and discuss with the Company’s management the Compensation Discussion and Analysis (“CD&A”) to be included in the Company’s annual proxy statement and determine whether to recommend to the Board that the CD&A be included in the proxy statement, (3) to provide the Compensation Committee Report for inclusion in the Company’s proxy statement that complies with the rules and regulations of the Securities and Exchange Commission, (4) to provide oversight and guidance with respect to the Company’s human capital management, including the attraction, motivation, development and retention of employees of the Company, and (5) to administer the Company’s equity incentive plans. The Compensation Committee may establish sub-committees consisting of one or more members to carry out duties that the Compensation Committee may assign. Ms. Sterneck serves as Chair of the Compensation Committee. The committee met five times in 2019.

Investment Committee. The Board has established an Investment Committee consisting of members of management and one independent member of the Board of Trustees who chairs the committee. The Investment Committee is authorized to review and approve potential investments, dispositions, amendments and new leases of in-service properties that exceed levels delegated to management but below limits reserved by the Board, and to make recommendations to the Board with respect to such transactions that exceed limits reserved by the Board. Mr. Brady serves as Chair of the Investment Committee.

Role of Compensation Consultants

To assist in carrying out its responsibilities, the Compensation Committee regularly consults with the committee’s outside compensation consultant. Under its charter, the Compensation Committee has authority to retain and terminate outside compensation consultants, including authority to approve the consultant’s fees and other retention terms. The Compensation Committee retained FPL Associates L.P. (“FPL”) to advise the committee with respect to its 2019 review of compensation levels for executive officers and trustees. In this role, our compensation consultant performed such duties as were requested by the committee. Those duties consisted primarily of providing market data and advice to the committee that were used to determine executive and trustee compensation, particularly analyses of the Company’s executive and trustee compensation in comparison to the benchmark companies. Representatives of our compensation consultant spoke with the Chair of the Compensation Committee, as well as with management, in preparing for committee meetings, attended committee meetings and met in executive session with the Compensation Committee without the presence of management.

Applicable SEC rules require companies to assess whether the work of any compensation consultant who has played any role in determining or recommending the amount or form of executive or director compensation raises any “conflicts of interest.” If so, the company must disclose in its proxy statement the nature of any such conflict of interest and how it is being addressed. The Compensation Committee reviewed the relationships among FPL and the Company’s trustees and executives officers in order to assess whether the work done by FPL raised any conflicts of interest. The Compensation Committee did not identify any such conflicts of interest in its inquiry of these parties as a part of this assessment. Under its charter, the Compensation Committee also has the authority to retain, approve fees for and terminate advisors, consultants and legal counsel as it deems necessary to assist in the fulfillment of its responsibilities. Prior to engaging any such advisor, consultant or legal counsel, the Compensation Committee considers the independence assessment of such advisor pursuant to applicable NYSE and SEC rules, but the committee retains discretion to engage any such advisor, without regard to its independence, after considering the findings in such assessment.

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Trustee Attendance at Annual Meetings

Our trustees are expected to attend each annual meeting of shareholders, although conflict situations can arise from time to time. Each of our trustees attended the 2019 annual meeting.

Family Relationships

No family relationships exist between any of our trustees, nominees or executive officers.

Board Leadership Structure and Role in Risk Oversight

The Company believes that its Board is best characterized as independent. As noted above, a majority of the Board’s members are independent and unaffiliated, with our Chief Executive Officer being the only trustee who is also a member of management. Further, although not required by our governance documents, the Company has chosen to bifurcate the role of Chief Executive Officer and Chairman of the Board of Trustees. We believe that having an independent, non-executive Chairman of the Board represents an appropriate governance practice for the Company at this time. This structure creates a separation of the day-to-day administrative and strategic planning activities of management from the Board’s oversight function. This separation in turn diffuses decision-making power and fosters the need for better and more purposeful communication between management and the Board in order to achieve corporate goals that are aligned with shareholder interests.

As described in detail above, there are four committees of the Board of Trustees: the Audit Committee, the Nominating/Company Governance Committee, the Compensation Committee and the Finance Committee.

The Board of Trustees and its committees play an important risk oversight role at the Company. The entire Board reviews and determines the Company’s overall business strategy, the management of its balance sheet, and each year’s annual budget. The Board also reviews all material acquisition, investment and disposition transactions entered into by the Company and its subsidiaries. The Audit Committee of the Board is specifically charged with reviewing the Company’s financial risk exposures. Further, the Company’s independent auditors report directly to the Audit Committee.

The administration of the Board’s risk oversight role does not have any direct effect on the Board’s leadership structure. However, we believe that the Board’s structure, its committees, and the experience and diverse backgrounds of our trustees all help to ensure the integrity of the Company’s risk management and oversight.

Securities Trading Policy and Policy Against Hedging

Our insider trading policy prohibits executive officers, trustees, certain employees with access to our material, non-public information and certain of their respective family members and controlled entities (“Covered Persons”) from purchasing or selling any type of security, whether issued by us or another company, while such person is aware of material, non-public information relating to the issuer of the security or from providing such material, non-public information to any person who may trade while aware of such information. This policy also prohibits Covered Persons from engaging in speculative hedging transactions in our securities.

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TRUSTEE COMPENSATION

During the fall of 2018 and the winter of 2019, the Compensation Committee evaluated the compensation of the non-employee trustees. Based on an analysis of market best practices and the recommendation of its compensation consultant, FPL, the Compensation Committee determined to revise its compensation structure to compensate trustees, committee chairs and committee members solely through annual retainers rather than through a combination of an annual retainers and per meeting fees. As a result, effective as of May 30, 2019, the non-employee trustees received the following:

•

On the date of the annual meeting of shareholders, an annual retainer of $70,000, which could be taken in the form of cash or in restricted share units (or a combination of cash and restricted share units) with restricted share units being valued at 150% of the portion of the cash retainer amount replaced with restricted share units. In 2019, each of the non-employee trustees elected to take this retainer in the form of restricted share units (other than Messrs. Brady and Brown who elected to receive $35,000 and $20,000, respectively, of their annual retainers in cash);

•	On the date of the annual meeting of shareholders, equity awards valued at $130,000 in the form of restricted share units;

•

On the date of the annual meeting of shareholders, the Chairman of the Board received an additional annual retainer of $50,000, and the Chairs of the Audit, Compensation, Finance, Investment and Nominating/Company Governance Committees received an additional annual retainer of $25,000, each of which could be taken in cash or in restricted share units (or a combination of cash and restricted share units) with restricted share units being valued at 150% of the cash retainer amount replaced with restricted share units. In 2019, each of the non-employee trustees elected to take these additional retainers in the form of restricted share units (other than Mr. Brown who elected to $10,000 of his additional annual retainer in cash);

•

Each member of the Audit, Compensation, Finance, Investment and Nominating/Company Governance Committees (other than the Chairs) received additional annual cash retainers of $12,500, paid in equal quarterly installments, for service on each such committee and the trustee who was a member of the Investment Committee or, at the request of the Chair of the Investment Committee, participates in meetings of the Investment Committee, was entitled to receive an additional monthly retainer of $2,000 in cash for any month in which the trustee participates in a meeting. During 2019, no trustee, other than the Chair, participated in meetings of the Investment Committee; and

•

Reimbursement for any out-of-town travel expenses incurred in attending Board or committee meetings and other expenses incurred on behalf of the Company and reimbursement of up to $10,000 annually for continuing director education.

For the period from January 1, 2019 through May 30, 2019, the non-employee trustees received $3,000 in cash for each Board meeting attended and $2,000 in cash for each committee meeting attended. Annual Board and committee chair retainers and annual equity awards had been paid on the date of the 2018 Annual Stockholders meeting, except for Mr. Connor, who received a pro-rated portion of the annual Board retainer and annual equity award upon his election to the Board in January 2019.

Each restricted share unit granted to the non-employee trustees initially represents one common share. The restricted share units vest upon the earlier of the day preceding the Company’s next annual meeting of shareholders or a change in control of the Company. Vested restricted share units entitle the holders thereof to receive one common share for each unit upon the date such holder is no longer

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a trustee or such other date or dates as specified by the trustee prior to the grant. All of the restricted share units granted to our non-employee trustees during 2019 were issued under our 2016 Equity Incentive Plan (the “2016 Equity Incentive Plan”).

Employees of the Company or its affiliates who are trustees are not paid any additional compensation for their service on the Board. Therefore, Mr. Silvers, who served as trustee during 2019, is not listed in the Trustee Compensation table below.

Trustee Compensation for Fiscal 2019

The following table contains information regarding the compensation earned by the non-employee members of the Board of Trustees during 2019:

Name	Fees Earned or Paid in Cash(1)	Stock Awards (2)(3)	Option Awards(4)	Non-Equity Incentive Plan Compensa- tion	Change in Pension Value and Nonqualified Deferred Compensation Earnings		All Other Compensa- tion	Total
Thomas M. Bloch	$146,750	$176,080	$—	$—	$		$—	$322,830
Barrett Brady	161,375	158,818	—	—		—	—	320,193
Peter C. Brown	146,750	161,339	—	—		—	—	308,089
James B. Connor	115,750	163,783	—	—		—	—	279,533
Robert J. Druten	171,750	188,377	—	—		—	—	360,127
Jack A. Newman, Jr.	146,750	176,080	—	—		—	—	322,830
Virginia E. Shanks	88,750	163,783	—	—		—	—	252,533
Robin P. Sterneck	146,750	176,080	—	—		—	—	322,830

(1)

Amounts include annual retainers for each trustee, additional annual retainers for each trustee serving as Chairman of the Board or as a Chair of committees of the Board (including additional retainers for Mr. Brady, who served as Chair of the Investment Committee), additional cash retainers for serving on Board committees and cash per meeting fees. The trustees elected to receive all or a portion of their annual retainers and additional annual retainers for 2019 for serving as Chairman of the Board or Chair of a committee (other than cash retainers for serving on Board committees) in the form of restricted share units with an aggregate grant date fair value per trustee of $94,491 in the case of Messrs. Bloch and Newman and Ms. Sterneck, $69,625 in the case of Mr. Connor and Ms. Shanks, $64,651 in the case of Mr. Brown, $59,678 in the case of Mr. Brady, and $119,357 in the case of Mr. Druten (in each case, excluding the incremental aggregate grant date fair value of restricted share units that a trustee, by accepting restricted share units instead of cash for their annual retainers and additional retainers, received in excess of the annual cash retainers that the trustee would have otherwise received in 2019, which are reported in the “Stock Awards” column). See note 2 below for a discussion of the method used in determining the aggregate grant date fair value of the restricted share units.

(2)

Amounts reflect the aggregate grant date fair value of such awards computed in accordance with FASB ASC Topic 718. For policies used in determining these values, refer to Note 15 of the Company’s consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019, as filed with the SEC.

(3)	Amounts include: (i) restricted share unit awards granted to each trustee on the date of the Company’s 2019 annual meeting of shareholders with an aggregate grant date fair value per

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award of $129,337; and (ii) the incremental aggregate grant date fair value of the restricted share units that a trustee, by accepting restricted share units instead of cash for all or a portion of their annual retainers and additional annual retainers, received in excess of the annual cash retainers that the trustee would have otherwise received in 2019, which was $47,252, in the case of Messrs. Bloch and Newman and Ms. Sterneck, $34,822 in the case of Mr. Connor and Ms. Shanks, $32,351 in the case of Mr. Brown, $29,803 in the case of Mr. Brady, and $59,683 in the case of Mr. Druten. Nonvested restricted share units held by trustees and outstanding at December 31, 2019 include: (i) Mr. Bloch – 3,496; (ii) Mr. Brady – 2,822; (iii) Mr. Brown – 2,919; (iv) Mr. Connor – 3,015; (v) Mr. Druten – 3,977; (vi) Mr. Newman – 3,496; (vii) Ms. Shanks – 3,015; and (viii) Ms. Sterneck – 3,496.

(4)

Vested and unexercised option awards held by trustees and outstanding at December 31, 2019 include: (i) Mr. Bloch – 0; (ii) Mr. Brady – 3,858; (iii) Mr. Brown – 0; (iv) Mr. Connor – 0; (v) Mr. Druten – 3,858; (vi) Mr. Newman – 3,858; (vii) Ms. Shanks – 0; and (viii) Ms. Sterneck – 0.

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EXECUTIVE OFFICERS

Here are our executive officers and some brief information about their backgrounds.

Gregory K. Silvers	President and Chief Executive Officer	Age: 56
Mr. Silvers is our President and Chief Executive Officer and a member of our Board. His background is described in “Proposal No. 1: Election of Trustees.”
Mark A. Peterson	Executive Vice President, Chief Financial Officer and Treasurer	Age: 56

Mr. Peterson was appointed an Executive Vice President in May 2015. He previously served as a Senior Vice President from February 2012 until this appointment, and he served as a Vice President from 2004 until February 2012. Mr. Peterson has also served as our Chief Financial Officer and Treasurer since 2006. From 1998 to 2004, Mr. Peterson was with American Italian Pasta Company, a publicly traded manufacturing company, most recently serving as Vice President-Accounting and Finance. Mr. Peterson was Chief Financial Officer of J.C. Nichols Company, a real estate company headquartered in Kansas City, Missouri, from 1995 until its acquisition by Highwoods Properties, Inc. in 1998. Mr. Peterson is a C.P.A. and received a B.S. in Accounting, with highest honors, from the University of Illinois.

Gregory E. Zimmerman	Executive Vice President and Chief Investment Officer	Age: 58

Mr. Zimmerman was appointed as our Executive Vice President and Chief Investment Officer in April 2019. He previously served as Executive Vice President, Development of Washington Prime Group Inc., an NYSE-listed real estate investment trust that invests in shopping centers, from July 2015 until March 2019. Previously, Mr. Zimmerman served as Senior Vice President, Big Box, Theatre & Peripheral Development with Simon Property Group, Inc., an NYSE-listed real estate investment trust that invests in commercial property, from 2008 to 2015. He is a member of the National Eagle Scout Association and has served on numerous boards of directors through Boy Scouts of America and Dickinson College. He currently serves on the Board of Directors of Cardinal Properties for the Ball State University Foundation and the Advisory Board for the real estate development program for the University of Indianapolis. Mr. Zimmerman holds a Juris Doctorate from the University of Pennsylvania Law School and a Bachelor of Arts in History from Dickinson College.

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Craig L. Evans	Executive Vice President, General Counsel and Secretary	Age: 59

Mr. Evans was appointed as Executive Vice President, General Counsel and Secretary on January 21, 2020. From April 2015 until his appointment, Mr. Evans was Senior Vice President, General Counsel and Secretary. From 2006 until his appointment, and from 1995 to 2002, Mr. Evans was a partner in the law firm Stinson Leonard Street LLP. Mr. Evans was a partner in the law firm Shook Hardy & Bacon L.L.P. from 2002 to 2006. He practiced in the areas of corporate and securities law for over 30 years. Mr. Evans received a J.D. from the University of Kansas School of Law and a B.A. in Business Administration from William Jewell College.

Michael L. Hirons	Senior Vice President - Asset Management	Age: 48

Mr. Hirons was appointed our Senior Vice President - Asset Management in 2019. From February 2016 until his appointment, he served as our Vice President- Strategy and Asset Management. From February 2012 until his appointment, he served as our Vice President - Strategic Planning. From 2006 to 2012, he served as our Vice President-Finance. From 2004 to 2006, Mr. Hirons was a co-founder and principal with Preferred Finance Partners, Inc., a firm that provided corporate financial consulting services. From 2000 to 2004, Mr. Hirons was with American Italian Pasta Company, a publicly traded manufacturing company, most recently serving as Director of Strategic Business Unit Finance. Mr. Hirons is a C.P.A. and received two bachelor’s degrees, with highest distinction, from the University of Kansas.

Tonya L. Mater	Vice President and Chief Accounting Officer	Age: 42

Ms. Mater was appointed as a Vice President and our Chief Accounting Officer on September 9, 2015. From 2012 until this appointment, she served as a Vice President and our Controller and from 2006 to 2012, she served as our Controller. From 2002 to 2006, she served in other capacities within our Accounting Department. Prior to joining the Company in 2002, Ms. Mater worked as an auditor with KPMG and Mayer Hoffman McCann P.C. from 2000 to 2002. Ms. Mater is a C.P.A and received a B.S. in Accounting from the University of Kansas.

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EXECUTIVE COMPENSATION

Proposal No. 2 – Advisory Vote to Approve NEO Compensation

What are you voting on?

As required by Section 14A of the Exchange Act, the Company is asking its shareholders to approve, on an advisory basis, the compensation paid to the Company’s named executive officers as disclosed in these proxy materials.

The Board recommends a vote FOR this proposal because it believes that our compensation program is effective in attracting and retaining quality executives by:

•	Aligning our executives’ interests with those of our shareholders to maximize long-term value, and

•	Motivating our executives to achieve, and rewarding them for, superior performance.

This advisory proposal, commonly referred to as a “say-on-pay” proposal, is not binding on the Board or the Compensation Committee. However, the Board and the Compensation Committee believe that it is appropriate to seek the views of shareholders on the design and effectiveness of the Company’s executive compensation program on an annual basis.

At the Company’s prior annual meeting of shareholders held in May 2019, approximately 94% of the votes cast on the “say-on-pay” proposal were voted in favor of the proposal. We believe this affirms our shareholders’ support of the Company’s approach to executive compensation.

Vote Required	The affirmative vote of a majority of the votes cast on this proposal is required to approve, on a non-binding advisory basis, this proposal.

Your Board recommends a vote “FOR” the approval of the “say-on-pay” advisory vote.

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Compensation Discussion and Analysis

In this section, we describe the material components of our executive compensation program for our named executive officers (“NEOs”), whose compensation is set forth in the Summary Compensation Table and other compensation tables contained in this proxy statement. For our 2019 fiscal year, which ended on December 31, 2019, our NEOs included the following individuals:

Officers	Title as of December 31, 2019

Gregory K. Silvers	President and Chief Executive Officer

Mark A. Peterson	Executive Vice President, Chief Financial Officer and Treasurer

Gregory E. Zimmerman	Executive Vice President and Chief Investment Officer

Craig L. Evans	Executive Vice President, General Counsel and Secretary

Michael L. Hirons	Senior Vice President – Asset Management

In addition, we provide an overview of our executive compensation philosophy and the elements of our executive compensation program. We also explain how and why our Compensation Committee arrives at specific compensation policies and practices involving our NEOs.

The discussion below includes references to certain non-GAAP financial measures. For more information regarding these non-GAAP financial measures and for a reconciliation of these non-GAAP measures to the most directly comparable financial measures prepared in accordance with GAAP, see “Non-GAAP Financial Measures” on pages 48 through 52 in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019.

Compensation Philosophy

Our Compensation Committee has designed our executive compensation program to attract and retain quality executives by aligning our executives’ interests with those of our shareholders, motivating our executives to achieve superior performance, and rewarding them for such performance, with the overarching goal of maximizing long-term shareholder value. These key principles are reflected in the specific goals of our executive compensation program:

Align our Executives’ Interests with our Shareholders’ Interests	Motivate and Reward Superior Performance

•  Reward executives for performance on measures designed to increase shareholder value

•  Use equity-based incentives to ensure that executives focus on achieving appropriate earnings growth and dividend levels and building shareholder value

•  Create a balanced and competitive compensation program utilizing base salary, annual incentives, long-term equity-based incentive compensation, and other benefits

•  Emphasize variable performance-based compensation

Our Compensation Committee generally uses the market median of our compensation peer group as an indicator of competitive market trends for setting opportunity levels for each element of our

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compensation program. Actual compensation may fluctuate above or below the median of our compensation peer group based on the executive’s experience level, the Company’s performance as measured against various metrics and the executive’s individual performance. Base salaries are established at levels intended to approximate the median of base salaries for comparable positions at our peer group companies. A substantial portion of our NEOs’ compensation is payable through our annual incentive program (the “AI”) and our long-term incentive program (the “LTI”) and will vary depending on Company and personal performance. Compensation under our AI and LTI is payable primarily through equity grants, all of which are considered at-risk, which means that our NEOs may not realize their total compensation.

The AI program evaluates performance over a short term based on the achievement of financial, operational, and strategic performance metrics, including two key drivers of valuation creation, funds from operations (“FFO”), as adjusted, per share and investment spending, and the executive’s personal performance. Performance bonuses awarded under the AI are payable in cash, nonvested restricted common shares, or a combination of cash and nonvested restricted common shares, at the election of the executive. We incent executives to elect to receive AI awards in nonvested restricted common shares by valuing the equity award at an amount equal to 150% of the cash amount the executive otherwise would have received, further aligning their interests with our shareholders. Each of the NEOs elected to receive 100% of their bonuses in nonvested restricted common shares for 2019.

The LTI program focuses on the Company’s total shareholder return relative to comparable REITs over multiple years. Awards under the LTI program are made in the form of nonvested restricted common shares or a combination of nonvested restricted common shares and nonvested common share options, at the election of the executive. Vesting of both AI and LTI equity awards is time based (three years for AI awards and four years for LTI awards), which is intended to incent retention and stability among the Company’s executives.

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The compensation of our NEOs in 2019 reflects the philosophy and specific goals discussed above. For our CEO, the specific components of total direct compensation (excluding perquisites and other personal benefits) for 2019 are illustrated by the chart below on the left. This chart shows that performance-based LTI awards comprised 11% of his total direct compensation and performance-based AI awards comprised 70% of his total direct compensation, all of which was at-risk. The chart below on the right illustrates the specific components of our other NEOs’ average total direct compensation for 2019 (excluding perquisites and other personal benefits). The chart shows that performance-based LTI awards comprised 12% of their total direct compensation and performance-based AI equity awards comprised 61% of their total direct compensation, all of which was at-risk. The components depicted below are more fully described beginning on page 46.

The variance between our CEO’s compensation and the compensation of the other NEOs reflects the difference in responsibilities and overall accountability to shareholders. Our CEO’s at-risk compensation is higher than that of the other NEOs because the CEO bears a higher level of responsibility for the Company’s performance, as he is directly responsible for leading the development and execution of the Company’s strategy and for selecting, retaining and managing the executive team.

2019 Results and Accomplishments

The following are highlights of our accomplishments in 2019 that impacted our executive compensation decisions and policies related to executive compensation:

•

2019 Performance. The following table compares the Company’s actual performance to the targeted level for each performance measure used by the Compensation Committee to set awards under the AI and the LTI for 2019:

Performance Measure(1)	Target	Actual	Performance Against Target
Growth in FFO, as adjusted, per share	4.0%	5.2%	Between Target and Maximum
Investment Spending	$700 million	$795 million	Near Maximum
Three-Year TSR vs. Triple-Net Peer Group	50th percentile	9th percentile	Below Minimum

(1)	A discussion of these performance measures is provided on pages 45 and 46.

2020 Proxy Statement	Page 39

Other significant accomplishments in 2019 include:

T	We activated our strategic migration to experiential real estate, initiated by the complete disposition of our charter school portfolio.

T	In total, we had disposition proceeds of approximately $882.9 million, including our charter school portfolio and the repayment of the mortgage note secured by the Schlitterbahn waterparks.

T	We raised approximately $800 million in the capital markets, including $300 million of equity and $500 million of debt.

T	We transitioned our 21 operating Children’s Learning Adventure properties to Crème de la Crème without disruption to operations or rent.

T	We maintained our net debt to adjusted EBITDA ratio (a non-GAAP financial measure) at 4.7x at December 31, 2019.

T	We raised the dividend on our common shares over 4% over the prior year.

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Key Features of our Executive Compensation Program

We believe that our executive compensation program appropriately attracts, rewards and helps retain executives who can lead the Company and continue our long-term track record of profitability, growth and total shareholder return, including share appreciation and dividends (“TSR”). The following are the key features of our executive compensation program:

What We Do	What We Don’t Do

✓   The majority of total compensation is at-risk and tied to performance (i.e., not guaranteed); fixed salaries comprise a modest portion of each NEO’s overall compensation opportunity

✓   We enhance executive officer retention with time-based, multi-year vesting schedules for equity incentive awards

✓   To set variable pay, we annually establish performance goals for management, assess performance against target and compare our performance on key metrics against other comparable triple-net lease REITs

✓   Multi-year, long-term incentive equity awards use relative TSR as the main metric

✓   We have share ownership guidelines for our executives and trustees

✓   We engage an independent compensation consultant to advise the Compensation Committee, which is comprised solely of independent trustees

✓   We incent executives to elect to receive AI awards in the form of nonvested restricted common shares instead of cash by valuing the equity award at an amount equal to 150% of the cash amount the executive otherwise would have received, further aligning their interests with shareholders

✗   We do not provide our executives and will not provide any new executives with tax gross-ups with respect to payments made in connection with a change of control

✗   We do not allow hedging of Company securities

✗   We do not encourage unnecessary or excessive risk taking as a result of our compensation policies; annual incentive compensation is not based on a single performance metric and we do not have guaranteed minimum payouts

✗   We do not allow for repricing of common share options

✗   We do not provide excessive perquisites; we provide perquisites that we believe align management and shareholder interests

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Executive Compensation Program Summary

The chart below summarizes the elements and objectives of our 2019 executive compensation program for our CEO and other NEOs.

Component	Purpose	Characteristics	Discussion
Base Salary	Compensates executives competitively relative to the market for their level of responsibility and experience.	Established at a level intended to approximate the median of base salaries provided by our peer group companies for comparable positions and responsibilities.	page 47
Annual Incentive Awards	Motivates and rewards short-term operational and financial performance.	A variable cash component designed to tie directly to key annual performance drivers and personal performance, with an incentive to convert this award to nonvested equity compensation.	page 47
Long-Term Incentive Awards

Encourages the creation of long-term shareholder value and rewards long-term performance through nonvested equity grants, the values of which are primarily tied to the long-term value of the Company’s shares which accentuate the creation of long-term shareholder value.

Equity-based compensation designed to align the interests of management and shareholders, by focusing on total shareholder return relative to other REITs over multiple years. For 2019, all awards were granted in nonvested restricted common shares.

page 49
Health and Welfare Benefits	Offers market-competitive health insurance options and income replacement on death or disability, thus supporting our attraction and retention objectives.

Benefits for executives are generally the same as those available to all employees, including a 401(k) plan with matching Company contributions, health, disability and life insurance, except for a term life insurance benefit discussed below.

page 50
Perquisites	Provides benefits that are market-competitive to support our attraction and retention objectives.	Perquisites are not a material component of our executive compensation program and are reviewed annually for reasonableness.	page 50
Severance Benefits	Provides a severance benefit that is consistent with market practices and supports our attraction and retention objectives.

Under our severance plan, our CEO and the other NEOs are qualified for certain cash severance benefits that are triggered by permanent disability, termination without cause and termination by the executive for good reason.

page 52

A majority of our executive compensation is variable pay under the AI and LTI, which allows the Compensation Committee to reward good performance and penalize poor performance.

•

AI awards focus on more near-term measures, including growth in FFO, as adjusted, and investment spending, two important drivers of the Company’s business. In addition, at the beginning of each year, the Chief Executive Officer develops personal performance objectives for each executive, which are reviewed at the end of the year and are considered in connection with the setting of AI and, to a lesser extent, LTI awards.

•

LTI awards are based primarily on measures of long-term shareholder return, which the Compensation Committee believes is the best method to align management’s incentives with the long-term interests of the Company’s shareholders.

2020 Proxy Statement	Page 42

•

LTI awards are granted in the form of equity-based compensation which vests over a period of four years. AI awards are payable in cash or nonvested restricted common shares which vest over a period of three years, at the election of the executive. The Company incents executives to take nonvested restricted common shares as payment of their annual incentive by valuing the equity award at an amount equal to 150% of the cash amount they otherwise would have received. As a result, for 2019 awards, all NEOs elected to receive nonvested restricted common shares in lieu of cash.

•

The Compensation Committee believes that this combination of performance-based grants and time-based equity awards establishes a proper balance of short-term and long-term performance incentives with strong retention incentives.

During the first quarter of 2020, equity awards in the form of nonvested restricted common shares were granted to the NEOs taking into account 2019 Company performance and each executive’s personal performance during 2019. In making these awards, the Compensation Committee exercised discretion permitted under the AI to increase awards to the maximum from amounts between target and maximum and exercised discretion permitted under the LTI to make awards at 50% of the minimum amount for each NEO. In determining to exercise discretion, the Compensation Committee took into account the Company’s significant progress on our strategic migration to experiential real estate and the strategic realignment of our portfolio, which was accomplished without disruptions to operations or rent.

Compensation Setting Process

Roles of the Compensation Committee, Executive Officers, and Compensation Consultant in Determining Executive Compensation.

Our Compensation Committee meets at the beginning of each year to make decisions regarding our NEOs’ compensation. When making these decisions, our Compensation Committee considers the performance of our Company and of each NEO, available compensation information of our peer group and the actual compensation provided to each NEO for each of the last three fiscal years. Based upon the review of this information, together with recommendations provided by our Chief Executive Officer (with respect to other NEOs), our Compensation Committee sets, for each of the NEOs, the base salary for the new fiscal year, and determines the AI and LTI awards for the most recently completed year. In addition to the input of the Chief Executive Officer, other executives attend meetings of our Compensation Committee from time to time and provide historical and prospective breakdowns of primary compensation components for each NEO, and additional context with respect to Company performance. Our Compensation Committee makes the final determinations on all elements of each NEO’s compensation. Our CEO does not play a role in determining his own compensation, other than discussing his annual performance with the Compensation Committee and sharing his accomplishments and proposed objectives with the Compensation Committee.

Our Compensation Committee establishes formulaic performance targets with respect to incentive compensation under our AI and LTI, provided that a portion of each executive’s AI award is calculated based on a subjective assessment of personal performance. The Compensation Committee has the authority, under both the AI and LTI, to make limited adjustments to the amounts determined under the formulas based on subjective and qualitative considerations of team performance, individual performance and the performance of the Company.

The Compensation Committee has retained FPL Associates L.P. (“FPL”) to advise the Compensation Committee with respect to its review of compensation levels for our NEOs. The Compensation Committee has determined that FPL is independent under our NYSE listing requirements.

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Benchmarking to Peer Group.

As part of its process of evaluating our executive compensation program, the Compensation Committee reviews peer comparison data to ensure that our executive compensation is competitive in the marketplace. For 2019, the Compensation Committee elected to use a peer group modeled primarily from JP Morgan Equity Research’s Triple-Net Lease REIT group (the “Triple-Net Peer Group”) for benchmarking purposes, which is the same group used in connection with our LTI performance target, except that Hospitality Properties Trust was not included in the benchmarking peer group due to its external management structure. The Compensation Committee believes that utilizing the same peer group for both purposes will ensure closer alignment with shareholder returns. Management assisted FPL and the Compensation Committee in the process, providing additional REIT-industry insight. The Compensation Committee reviews this peer group on an annual basis. The following table provides the names and key information for each company in the Triple-Net Peer Group that was used for benchmarking:

Name	Property Focus	Headquarters	Number of Employees(1)	Implied Market Capitalization As of December 31, 2019 (in millions)(2)	Total Capitalization As of December 31, 2019 (in millions)(2)

Gaming and Leisure Properties, Inc.	Specialty	Wyomissing, PA	648	$9,242.6	$15,164.5

Getty Realty Corp.	Other Retail	Jericho, NY	31	1,359.8	1,854.9

Lexington Realty Trust	Diversified	New York, NY	57	2,739.5	4,207.3

National Retail Properties, Inc.	Other Retail	Orlando, FL	70	9,206.2	12,549.4

Realty Income Corporation	Other Retail	San Diego, CA	194	24,598.5	32,633.4

Spirit Realty Capital, Inc.	Diversified	Scottsdale, AZ	85	5,039.8	7,372.7

STAG Industrial, Inc.	Industrial	Boston, MA	72	4,626.7	6,363.7

STORE Capital Corporation	Diversified	Scottsdale, AZ	97	8,931.0	12,551.4

VEREIT, Inc.	Diversified	Phoenix, AZ	160	9,957.3	16,659.0

W.P. Carey Inc.	Diversified	New York, NY	204	13,789.2	19,937.0

Median			91	9,068.6	12,550.4

Average			161.8	8,949.1	12,929.3

EPR Properties	Specialty	Kansas City, MO	62	5,542.6	9,252.1

Relative Percentile Rank			27%-ile	45%-ile	45%-ile

(1)	Based on information reported in each peer company’s most recent Annual Report on Form 10-K filed with the SEC.
(2)	Source: SNL Financial.

FPL’s benchmarking review was based on information disclosed in the peer companies’ 2019 proxy statements, which reported data with respect to fiscal 2018 (the latest year for which comprehensive data is publicly available), as well as FPL’s proprietary database. FPL also reviewed the 2019 NAREIT Compensation Survey (which FPL conducts) and additional proprietary real estate compensation surveys conducted throughout the year by FPL for additional context. FPL’s review compared our executive pay practices to cash and non-cash compensation awarded to executives in comparable positions at peer companies. FPL advised the Compensation Committee that the peer companies generally have compensation programs comparable to ours, with annual bonuses generally in the form of cash and annual long-term compensation generally in the form of equity with time-based vesting over three to five years and a focus on performance-based compensation.

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Consideration of the 2019 Advisory Vote on Executive Compensation

In establishing 2019 compensation, the Compensation Committee considered the shareholder vote in 2019 on the compensation paid to NEOs, in which approximately 94% of the shares voted were in favor. Although the Compensation Committee viewed this vote as supportive of the Company’s overall approach to executive compensation, the Compensation Committee proactively approved several changes to the LTI program, beginning in 2020, to better align the interests of the Company’s executives with our shareholders. As discussed beginning on page 51, the 2020 LTI program will provide for a majority of the LTI award opportunity in performance-based share awards that vest based on the achievement performance measures of relative TSR and drivers of TSR over a three-year period. The Compensation Committee expects to continue to consider future annual say-on-pay votes and investor feedback when making decisions relating to our execution compensation program, policies and practices.

Company Strategic Goals and Compensation Performance Measures

The core elements of our long-held strategy are to:

•	Maintain a specialized orientation complemented by diversification across property types,

•	Develop an understanding of segment drivers allowing us to isolate investments others may overlook and distinguish between real and perceived risks,

•	Provide a value-added process focused on collaboration, developing strong and sustainable relationships with our partners, and

•	Focus on growth and strong long-term performance.

Consistent with these strategic goals, we began our strategic migration to experiential real estate in 2019, initiated by the complete disposition of our charter school portfolio and an announced strategic intent to focus investment on experiential assets, including gaming assets. Our enhanced focus on experiential real estate will allow us to leverage our institutional experience and knowledge across a diverse spectrum of experiential property types, including theatres, eat & play, ski, attractions, experiential lodging, gaming, fitness & wellness, cultural, and live venues.

Because our strategy spans multiple years, we look at performance more broadly than a year-over-year framework. The Compensation Committee reviews management’s performance against pre-established business goals, taking into account business conditions and unforeseen developments during the year. The Compensation Committee looks at performance with respect to key operational and financial metrics not only against our own targets, but also against the performance of other comparable triple-net lease REITs. We focus on key drivers of value creation like FFO, as adjusted, and investment spending in the context of a company like ours that executes a multi-year strategy across multiple markets and property types with different economic drivers.

While we have established a formulaic framework for measuring performance against goals to determine compensation, the Compensation Committee retains some discretion recognizing that mechanical calculations may have unintended results. The Compensation Committee also reviews and considers our TSR over multiple periods against comparable triple-net lease REITs. We believe that our process achieves the right balance between objective metrics and a basic framework for discretion in setting total executive compensation, which is very heavily weighted towards variable, performance-based pay. The Compensation Committee also takes into account individual roles, responsibilities and performance. References to an “indicated award” means the initial specified award prior to the Compensation Committee’s exercise of discretion, if any, to adjust the award.

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In 2019, the Compensation Committee established the following performance measures to incent our executives to manage the Company’s business to meet or exceed our strategic goals:

•	Growth in FFO, as Adjusted, per Share

Target	Actual	Performance Against Target
4.0%	5.2%	Between Target and Maximum

Our 2019 goal was to increase our diluted FFO, as adjusted, per share by 4% over our prior year’s performance of $5.17 per share (which reflects a $71.3 million reduction of 2018’s FFO, as adjusted, or $0.93 per share, for the non-Education Segment prepayment fees recognized in 2018). Our target of 4.0% growth, or diluted FFO, as adjusted of $5.38 per share, was set slightly below the midpoint of our initial guidance range of $5.30 to $5.50 per share. Our actual 2019 FFO, as adjusted, was $5.44 per share, representing 5.2% year-over-year growth.

•	Investment Spending

Target	Actual	Performance Against Target
$700 million	$795 million	Near Maximum
Our 2019 goal for investment spending was $700 million, which was midpoint of our guidance range of $600 million to $800 million. During 2019, we had aggregate investment spending of $795 million.

•	Three-Year TSR vs. Three-Year Performance of our Triple-Net Peer Group

Target	Actual	Performance Against Target
50th percentile	9th percentile	Below Minimum

Our 2019 goal was to be at the 50th percentile when comparing our Three-Year TSR to the three-year performance of the Triple-Net Peer Group. Our annualized Three-Year TSR for the period ended December 31, 2019 was 6%.

Compensation Program Design and 2019 Compensation Decisions

Our Compensation Committee uses the elements of executive compensation described below to meet its compensation objectives for executive officers. The percentage of a NEO’s total compensation that is comprised of each of the compensation elements is not specifically determined, but instead, is a result of the targeted competitive positioning for each element (i.e., at approximately the market medians). Variable pay consisting of AI and LTI awards, constitute the majority of our executive compensation (for our Chief Executive Officer, 81%, and for our other NEOs, an average of 73% in 2019). This allows the Compensation Committee to reward good performance and penalize poor performance. Typically, LTI awards comprise a significant portion of a NEO’s total compensation. This is consistent with our Compensation Committee’s desire to reward long-term performance in a way that is aligned with shareholders’ interests.

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Base Salary. Base salary is established at a level intended to approximate the median of base salaries provided by a peer group of companies for comparable positions and responsibilities. Setting base salaries at this level is intended to allow us to emphasize performance-based incentive compensation payable under our AI and LTI. The Compensation Committee approved base salaries for 2019 as follows:

	2019 Base Salary	Percentage Change from 2018
Gregory K. Silvers	$ 769,500	3.0%
Mark A. Peterson	463,500	3.0%
Gregory E. Zimmerman[1]	435,000	N/A
Craig L. Evans	359,000	3.0%
Michael L. Hirons	342,000	3.0%

(1)	Mr. Zimmerman was hired by the Company on April 15, 2019.

Annual Incentive Program. Our Compensation Committee determines annual incentive amounts based upon an assessment of a combination of the individual performance of the executive and the Company’s overall performance as evaluated in terms of a variety of goals and metrics. In establishing performance factors, our Compensation Committee strives to ensure that:

•	Incentives are aligned with the strategic goals set by our board,

•	Targets are sufficiently ambitious so as to provide a meaningful incentive, and

•	Bonus payments will be consistent with the overall compensation program established by our Compensation Committee.

At the beginning of 2019, our Compensation Committee identified three primary performance factors:

•	Growth in FFO, as adjusted, per share,

•	Investment spending, and

•	Personal objectives for each executive.

Our Board of Trustees tracks FFO and FFO, as adjusted, per share growth on a regular basis, and, like many other REITs, considers growth in FFO, as adjusted, per share to be one of the most important measures of Company performance. The National Association of Real Estate Investment Trusts developed FFO as a relative non-GAAP financial measure of performance of an equity REIT in order to recognize that income-producing real estate historically has not depreciated on the basis determined under GAAP. FFO is a widely used measure of the operating performance of real estate companies. For more information regarding the calculation of FFO and FFO, as adjusted, per share see “Non-GAAP Financial Measures” on pages 48 through 52 in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019. For 2019, the Company achieved 5.2% growth in FFO, as adjusted, per share (which reflects a $71.3 million reduction of 2018’s FFO, as adjusted, or $0.93 per share, for the non-Education Segment prepayment fees recognized in 2018), exceeding the Compensation Committee’s target opportunity level for that measure of 4.0%.

Our Compensation Committee believes that growth in investment spending is a significant driver to the long-term success of the Company. For 2019, the Company achieved investment spending of $795 million, which was near the maximum opportunity level of $800 million.

In addition, our Compensation Committee believes that achievement of the NEO’s personal goals is important to the Company’s success. During 2019, the Committee noted the executive team’s and

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each individual NEO’s accomplishments, including the team’s execution of the strategic migration to the Company becoming an experiential-focused REIT, leadership and talent acquisition and development, maintenance of capital flexibility and significant asset disposition without disruptions to operations or rent.

The Compensation Committee puts a 50% weighting on Growth in FFO, as adjusted, per share, and a 30% weighting on Investment Spending, with the remaining 20% weighting placed on personal objectives of each executive. Upon making this initial determination of the indicated award, the Compensation Committee may increase or reduce the determined amount. These adjustments are based on subjective considerations of individual performance for each NEO and overall Company performance and a variety of other factors, some of which are more qualitative in nature, to determine the AI performance bonuses. Included in these factors is their evaluation of the individual performance of each NEO and overall Company performance, including factors such as implementation of strategic goals, maintenance of capital flexibility, leadership, talent management and development and dividend rates. After the conclusion of each fiscal year, our Compensation Committee considers the performance of our Company and each NEO, the achievement of these performance factors and the recommendations of our Chief Executive Officer (with respect to other NEOs) and makes a determination as to the amount of any performance bonuses that are awarded.

Our Compensation Committee established for 2019 a minimum, target and maximum level of AI performance bonus packages (stated as a percentage of annual base salary) that may be paid to each NEO. The minimum, the target and the maximum stated opportunities are shown below:

	Minimum	Target	Maximum
Gregory K. Silvers	62.5%	125.0%	250.0%
Mark A. Peterson	45.0%	90.0%	180.0%
Gregory E. Zimmerman	40.0%	80.0%	160.0%
Craig L. Evans	35.0%	70.0%	140.0%
Michael L. Hirons	35.0%	70.0%	140.0%

Based upon our Compensation Committee’s evaluation of individual performance and the primary 2019 performance factors, the indicated awards under the AI, as determined by the Compensation Committee, were determined to be 200% of the target opportunities established for 2019 for each of the NEOs. In recognition of the Company’s significant progress on our strategic migration to experiential real estate, the strategic realignment of our portfolio, which was accomplished without disruptions to operations or rent and with the understanding that the full results of these accomplishments have not yet been reflected in the Company’s financial performance and recognized by the market, the Compensation Committee exercised its discretion to increase the AI awards from the indicated awards to the maximum level. As a result, in February 2020, our Compensation Committee approved the following bonuses under our AI for our NEOs for 2019:

	Percent of Base Salary	Amount
Gregory K. Silvers	250%	$ 1,923,750
Mark A. Peterson	180%	834,300
Gregory E. Zimmerman	160%	696,000
Craig L. Evans	140%	502,600
Michael L. Hirons	140%	478,800

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Performance bonuses awarded under the AI are payable in cash, nonvested restricted common shares or a combination of cash and nonvested restricted common shares, at the election of the executive. Executives electing to receive nonvested restricted common shares as payment of their annual incentive receive an award having a value equal to 150% of the cash amount they otherwise would have received. Our Compensation Committee believes that allowing executives to receive all, or a portion of their annual incentive, in the form of nonvested restricted common shares provides an additional opportunity to increase their ownership levels in the Company and aligns executives’ long-term interests with our shareholders’ interests in value creation. For 2019, each of the NEOs elected to receive 100% of his performance bonus in the form of nonvested restricted common shares that vest at the rate of 33 1/3% per year during a three-year period. For purposes of determining the total number of nonvested restricted common shares awarded under the AI, nonvested restricted common shares were valued on the date the award is granted in the first quarter of 2020, using the volume weighted average of the closing price on each of the 10 trading days consisting of the five trading days ending on and the five trading days after December 31, 2019 ($70.04).

Long-Term Incentive Plan. Our Compensation Committee’s practice is to award long-term incentives annually in the form of:

•	Nonvested restricted common shares, and

•	Nonvested common share options.

At the election of the executive, annual long-term incentive awards are payable in one of three combinations:

•	60% of the value of the award in nonvested restricted common shares and the remaining 40% in nonvested common share options,

•	75% of the value of the award in nonvested restricted common shares and the remaining 25% in nonvested common share options, or

•	100% of the value of the award in nonvested restricted common shares.

Our Compensation Committee believes that offering a portion of the award in the form of nonvested common share options aligns executive and shareholder interests as common share options only increase in value when the share price increases. In addition, offering nonvested restricted common shares, which retain value during difficult business climates, enhances our ability to retain the NEOs. Nonvested restricted common shares and nonvested common share options issued as payment of LTI awards vest at the rate of 25% per year during a four-year period.

LTI awards are made in the first quarter of each fiscal year, at the same time as AI bonuses are determined. The NEOs may realize awards (stated as a multiple of annual base salary) under the LTI between the minimum and the maximum opportunity levels stated below, subject to the discretion of the Compensation Committee:

	Minimum	Target	Maximum
Gregory K. Silvers	1.25	2.50	5.00
Mark A. Peterson	1.125	2.25	4.50
Gregory E. Zimmerman	1.00	2.00	4.00
Craig L. Evans	0.75	1.50	3.00
Michael L. Hirons	0.80	1.60	3.25

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An initial determination of LTI awards is based upon the Three-Year TSR vs. Triple-Net Peer Group, as follows:

	Minimum	Target	Maximum
Three-Year TSR vs. Triple-Net Peer Group	30th percentile	50th percentile	80th percentile

If an LTI award is indicated by the initial determination, the Compensation Committee may make adjustments in the award levels based on subjective consideration of each NEO’s individual and overall Company performance, provided, that in no event would an indicated award exceed the maximum LTI award opportunity. If performance is below the minimum opportunity level, the Compensation Committee retains the subjective discretion to provide for an award up to 50% of the minimum award based upon other factors on the same basis as applied under the AI.

The Company’s annualized three-year TSR for the period ended December 31, 2019 was at the 9th percentile compared to the three-year performance of the Triple-Net Peer Group, resulting in no indicated LTI award. However, for the reasons described above with respect to the AI awards, the Compensation Committee exercised its discretion and approved the LTI awards at 50% of the minimum opportunity, resulting in the following awards:

	Multiple of Base Salary	Total Value of Award	Restricted Shares Awarded(1)	Options Awarded
Gregory K. Silvers	0.63	$480,938	6,759	—
Mark A. Peterson	0.56	260,719	3,664	—
Gregory E. Zimmerman	0.50	217,500	3,057	—
Craig L. Evans	0.38	134,625	1,892	—
Michael L. Hirons	0.40	136,800	1,923	—

(1)

For purposes of determining the total number of nonvested restricted common shares awarded, nonvested restricted common shares were valued on February 20, 2020, the date the award was granted, using the volume weighted average of the closing price on each of the last 30 trading days prior to February 20, 2020 ($71.15).

While the Compensation Committee exercised discretion to increase the awards under both the AI and LTI, the NEO’s aggregate compensation decreased in the range of 12% to 24% for 2019 as compared to 2018 (after taking into effect each NEO’s election to take the AI awards in shares).

Health and Welfare Benefits. We provide certain health and welfare benefits to the NEOs, including employer matching contributions to our 401(k) plan, health and welfare benefit programs and life insurance, which are generally the same as such benefits provided to all other full-time employees, except the Company provides NEOs with a term life insurance benefit in connection with their severance upon death as discussed below.

Perquisites and Other Personal Benefits. Our Company offers the following personal benefits and perquisites to the currently employed NEOs:

•	Vehicles. We have acquired vehicles that the NEOs are entitled to use. Each of those NEOs is taxed for personal use of the vehicles.

•	Term Life Insurance. Under our Company’s insurance benefit plan, our Company pays the premium for term life insurance for the benefit of each NEO payable upon the NEO’s severance upon death.

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Chief Executive Compensation. In early 2020, the Compensation Committee conducted a formal evaluation of Mr. Silvers, including reviewing Mr. Silvers’ self-evaluation of his achievement of his 2019 goals and surveying the current members of the Board. In establishing Mr. Silvers’ compensation, our Compensation Committee took into account the overall performance of the Company as well as the compensation of CEOs in our Triple-Net Peer Group. Mr. Silvers’ compensation also reflects his responsibility for implementing the shift in the Company’s strategy to become an experiential-focused REIT. Based on his individual performance evaluation and the performance of the Company in 2019, the Compensation Committee established a bonus under the AI at the maximum level and an award under the LTI for Mr. Silvers at 50% of his minimum level. Mr. Silvers elected to take payment of the AI bonus in the form of nonvested restricted common shares valued at 150% of the bonus. An award under our LTI valued at $480,938 was made for 2019, payable as described above. Compared to 2018, Mr. Silver’s aggregate compensation decreased 12% in 2019 (after taking into effect the election to take his AI awards in shares). Based upon its review of the various factors described above, the Compensation Committee believes Mr. Silvers’ compensation is reasonable and not excessive.

Compensation Committee Discretion

The Compensation Committee retains the right to increase or reduce the amount of awards and grants under the AI and the LTI determined by the quantitative performance factors. The Compensation Committee may increase or reduce the indicated amount under the AI by up to 25%, and if an award is not indicated, provide for an award of up to 25% of the minimum award. Similarly, the Compensation Committee retains the subjective discretion to increase or decrease the indicated award under the LTI by up to 50%, and if an award is not indicated, provide for an award of up to 50% of the minimum award. Adjustments are based on subjective considerations of individual performance for each NEO and overall Company performance. In applying this discretion, the Compensation Committee is strongly influenced by absolute shareholder returns.

The Compensation Committee believes this discretion permits it to better align compensation with individual performance and to make adjustments for circumstances that may not be fully reflected in the quantitative performance factors. As discussed above, the Compensation Committee exercised discretion in 2019 to increase the AI awards and make LTI awards at 50% of the minimum thresholds.

The Compensation Committee, however, has been and will continue to be cautious when applying discretionary adjustments. The chart below sets forth the percentage deviation from the awards indicated by the identified quantitative performance factors for the plans for all NEOs as a group since 2011 (when quantitative performance factors were first established for the plans):

	2011	2012	2013	2014	2015	2016	2017	2018	2019
Annual Incentive Plan	-16%	—%	1%	25%	—%	—%	—%	—%	13%
Long-Term Incentive Plan	-23%	-1%	—%	-6%	—%	—%	—%	—%	N/A%[1]

(1)	There was no indicated LTI award for 2019 as performance was below the minimum threshold.

Changes to Compensation Program in 2020

Consistent with the Company’s goals of aligning our executives’ interests with those of our shareholders to create long-term value and motivating our executives to achieve, and rewarding them for, superior performance, and taking into account an analysis of current best practices, the Compensation Committee has approved several changes to the LTI program, beginning in 2020. Awards under the LTI will continue to be driven by TSR, but will take into account multiple performance measures on a forward-looking basis, creating a nimble incentive plan that can be adjusted annually to

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reflect the Company’s strategic direction. Specifically, the 2020 LTI program will have the following components:

•

Time-Based Restricted Shares: One-third of each executive’s LTI opportunity will be awarded in the form of time-based restricted shares, vesting over four years, further aligning our executives’ interests with those of our shareholders.

•

Forward-Looking, Performance-Based Measures: The remaining two-thirds of each LTI opportunity will be based on achievement of performance measures over a forward-looking, three-year period. For 2020, the performance measures are as follows: our three-year TSR vs. the Triple-Net Peer Group (50% weighting), our three-year TSR vs. the MSCI US REIT Index (25% weighting), and our growth in Adjusted Funds from Operations (“AFFO”) per share (25% weighting). The Compensation Committee included AFFO growth because it impacts the Company’s ability to make dividend payments, a key driver of the Company’s stock price and our TSR. Importantly, the forward-looking performance period will measure the success of the Company’s strategic initiatives and impact on TSR over the three-year period, rather than the period prior to the implementation of strategic initiatives.

Employee Severance Plan

On January 31, 2020, the Compensation Committee approved an Employee Severance Plan (the “Severance Plan”), which provides for severance pay to eligible employees in the event of certain involuntary terminations of employment from the Company and certain retirement benefits to eligible non-executive employees of the Company. Effective July 31, 2020, the Severance Plan replaces the original Employee Severance Plan adopted effective May 13, 2015, as amended, in its entirety. Under the Severance Plan, the severance payment calculation for NEOs will be based on a 2x severance multiple times the sum of base salary plus a pro rata portion of the AI and LTI incentive bonuses for the year of termination, except in the case of termination in connection with a change of control, in which case Mr. Silvers will be entitled to a 3x severance multiple and Messrs. Peterson, Zimmerman and Evans will be entitled to a 2.5x severance multiple.

Share Ownership Guidelines

The Compensation Committee has adopted share ownership guidelines applicable to the NEOs and trustees of the Company. Each NEO and trustee is required to have acquired, within four years of his or her election to the position of NEO or trustee, common shares or nonvested restricted common shares or units having a market value in excess of the following:

Requirement
Trustees	4x their current basic retainer
CEO	5x his current base salary
CFO	3x his current base salary
Other NEOs	1x their current base salary

Assessment of Compensation-Related Risks

The Compensation Committee does not believe that any of the Company’s compensation programs expose the Company to excessive risk and instead believes that all of the programs encourage behavior that supports sustainable value creation for stakeholders by appropriately balancing risk and reward. During the compensation setting process each year, the Compensation Committee considers

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the Company’s compensation policies and practices to determine whether, in its judgment, the compensation programs encourage risk-taking behavior likely to have a material adverse effect on the Company.

The Company’s compensation programs have three common elements: base salary, potential AI awards, and potential LTI awards. For our executives, AI and LTI awards are determined based upon the achievement of both individual and Company performance metrics. For all other employees (other than individuals who originate investments for the Company (“producers”)), AI and LTI awards are determined based upon personal performance ratings and achievement of personal performance goals and are then adjusted in the discretion of management based on the Company’s overall performance. For producers, AI awards are determined solely on the Company’s investment spending and the LTI awards are determined using the same methodology as non-executive employees.

Based on its review, the Compensation Committee believes the investment spending metric, which is utilized in determining both the executives’ and the producers’ compensation, could encourage excessive risk-taking behavior because individual employee actions could directly impact this metric. This risk, however, is mitigated by several factors, as discussed below.

The Compensation Committee believes that the following factors decrease the likelihood of an individual engaging in excessive risk-taking behavior to increase their compensation:

•

The executive compensation program uses a balanced mix of performance measures, including FFO as adjusted per share, investment spending, relative TSR, and personal performance measures for each executive, to avoid excessive weight on any single performance measure.

•	The compensation programs provide a balanced mix of cash and equity and both annual and long-term incentives.

•

The Company has a multi-level approval process for investments that mitigates the risk of using investment spending as a performance metric in its compensation programs. First, the Company’s underwriting team analyzes all investments opportunities. The underwriting team is not compensated based on investment spending and does not report to the production team. Once approved by underwriting, the Company’s senior management reviews investment opportunities and if approved by management, such opportunities are presented to and approved by the Investment Committee, which is chaired by a Board representative, with larger transactions requiring the approval of the Board of Trustees.

•

Final awards under the AI and LTI for executives are subject to the discretion of the Compensation Committee, which may consider both quantitative and qualitative factors outside the specified performance factors. Similarly, final awards under the AI and LTI for producers and other non-executives are subject to the discretion of the Company’s senior management.

•

All stock awarded under the AI and LTI is payable in the form of nonvested equity awards that continue to be at-risk for three years (for AI awards) and four years (for LTI awards) after they are earned. Specifically, the Company incents individuals to elect to receive AI awards in nonvested restricted common shares by valuing the equity award at an amount equal to 150% of the cash amount the individuals otherwise would have received.

•

Our insider trading policy prohibits all employees (including officers) and trustees and certain of their respective family members and controlled entities from engaging in transactions in our securities that are speculative in nature, including, but not limited to prohibiting “short selling,” purchasing options, taking out margin loans against stock options, hedging or engaging in any other type of speculative arrangement that has a similar economic effect without the full risk or

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benefit of ownership, and transacting in the securities of any entity with which the Company is discussing significant business matters.

•	Maximum payout levels for awards under the AI and LTI are capped.

•	Executive officers are subject to share ownership and retention guidelines.

•	FPL Associates L.P., the Compensation Committee’s independent compensation consultant, assists with the review of the executive compensation policies and practices.

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Summary Compensation Table

The following table contains information on the compensation earned by our Chief Executive Officer, our Chief Financial Officer and our three other most highly compensated executive officers in 2019, which we collectively refer to in this Proxy Statement as our “NEOs.” For additional information regarding this compensation, refer to the Compensation Discussion and Analysis section of this Proxy Statement.

Name & Principal Position	Year	Salary	Bonus(1)	Share Awards (2)(3)	Option Awards	Non- Equity Incentive Plan Compen- sation	Change in Pension Value & Nonqualified Deferred Compen- sation Earnings	All Other Compen- sation(4)	Total

Gregory K. Silvers	2019	$769,500	$1,923,750	$1,394,533	$—	$—	$—	$71,972	$4,159,755
President and	2018	747,000	1,349,381	2,953,202	—	—	—	77,570	5,127,153
Chief Executive	2017	725,000	877,250	3,404,126	—	—	—	73,633	5,080,009
Officer

Mark A. Peterson	2019	463,500	834,300	655,499	—	—	—	50,700	2,003,999
Executive Vice	2018	450,000	731,592	1,601,161	—	—	—	54,127	2,836,880
President, Chief	2017	437,000	475,893	1,846,690	—	—	—	54,518	2,814,101
Financial Officer
and Treasurer

Greg E. Zimmerman	2019	435,000	696,000	546,860	—	—	—	11,454	1,689,314
Executive Vice
President, and
Chief Investment Officer

Craig L. Evans	2019	359,000	502,600	373,068	—	—	—	50,551	1,285,219
Executive Vice	2018	348,500	445,550	875,300	—	—	—	51,773	1,721,123
President,	2017	338,500	286,710	967,337	—	—	—	49,209	1,641,756
Secretary and
General Counsel

Michael L. Hirons	2019	342,000	478,800	363,727	—	—	—	39,413	1,223,940
Senior Vice	2018	332,000	419,807	866,486	—	—	—	40,284	1,658,577
President –	2017	322,500	273,158	988,974	—	—	—	37,849	1,622,481
Asset Management

(1)

Amounts reflect performance bonuses earned by each executive under the annual incentive program. Performance bonuses under the annual incentive program are payable in cash, nonvested restricted common shares or a combination of cash and nonvested restricted common shares, at the election of executive. Executives that elect to receive their performance bonuses in the form of nonvested restricted common shares receive an award of nonvested restricted common shares having a value equal to 150% of the cash amount they otherwise would have received. In each of 2019, 2018 and 2017, the executives elected to receive their performance bonuses payable in that year in the form of nonvested restricted common shares. See note 2 below for a discussion of the method used in determining the aggregate grant date fair value of the nonvested restricted common shares.

(2)

Amounts reflect the aggregate grant date fair value of such awards, computed in accordance with FASB ASC Topic 718. For policies used in determining these values, refer to Note 15 of the Company’s consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019, as filed with the SEC.

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(3)

Amounts include: (i) the aggregate grant date fair value of nonvested restricted common shares issued pursuant to the long-term incentive plan; and (ii) the incremental aggregate grant date fair value of nonvested restricted common shares issued pursuant to the annual incentive program that the executive, by accepting nonvested restricted common shares instead of cash, received in excess of the cash amount that the executive would have otherwise received. In 2019, the incremental aggregate grant date fair value of nonvested restricted common shares issued pursuant to the annual incentive program to Messrs. Silvers, Peterson, Zimmerman, Evans and Hirons was $926,878, $401,987, $335,346, $242,161, and $230,674, respectively.

(4)

The following table sets forth all other compensation for 2019 including amounts relating to personal use of company vehicles, the Company’s matching contributions under the Company’s 401(k) plan, amounts payable by the Company with respect to term life insurance premiums (and related tax gross-up payments) and the dollar value of dividends paid on nonvested restricted shares that were not factored into the grant date fair value of such awards.

Name	Personal Use of Company Vehicles	401(k) Matching Contributions	Term Life Insurance Premiums and Related Tax Gross-Up	Dividends	Total of All Other Compensation
Gregory K. Silvers	$7,453	$25,000	$17,668	$21,851	$71,972
Mark A. Peterson	5,046	25,000	8,807	11,847	50,700
Greg E. Zimmerman	1,534	—	9,920	—	11,454
Craig L. Evans	8,758	25,000	10,085	6,708	50,551
Michael L. Hirons	9,923	19,000	3,957	6,533	39,413

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Grants of Plan-Based Awards in Fiscal 2019

The following table provides information about grants of plan-based awards under equity incentive plans to the NEOs in 2019. These grants were made under the 2016 Equity Incentive Plan pursuant to the annual incentive program and the long-term incentive plan. Grants were in the form of nonvested restricted common share awards. For additional information regarding these awards, refer to the Compensation Discussion and Analysis section of this Proxy Statement.

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units(1)	All Other Option Awards: Number of Securities Underlying Options	Exercise or Base Price of Option Awards	Grant date Fair Value of Stock and Option Awards(2)
		Thres- hold	Target	Maxi- mum	Thres- hold	Target	Maxi- mum
Gregory K. Silvers	02/20/2019	—	—	—	—	—	—	58,269	—	$—	$4,302,583
Mark A. Peterson	02/20/2019	—	—	—	—	—	—	31,592	—	—	2,332,753
Greg E. Zimmerman	04/15/2019	—	—	—	—	—	—	11,000	—	—	873,180
Craig L. Evans	02/20/2019	—	—	—	—	—	—	17,888	—	—	1,320,850
Michael L. Hirons	02/20/2019	—	—	—	—	—	—	17,420	—	—	1,286,293

(1)

The column includes nonvested restricted common shares issued pursuant to the annual incentive program (with respect to elections to receive the award in restricted common shares) and the long-term incentive plan. The nonvested restricted common shares issued pursuant to the annual incentive program vest at the rate of 33 1/3% per year for three years and the nonvested restricted commons shares issued pursuant to the long-term incentive plan vest at the rate of 25% per year for four years. See the Compensation Discussion and Analysis section of this Proxy Statement for additional information regarding these awards and the annual incentive program and long-term incentive plan.

(2)

Amounts reflect the aggregate grant date fair value of such awards, computed in accordance with FASB ASC Topic 718. For policies used in determining these values, refer to Note 15 of the Company’s consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019, as filed with the SEC.

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Outstanding Equity Awards at 2019 Fiscal Year-End

The following table provides information regarding outstanding awards to the NEOs that have been granted but not vested or exercised as of December 31, 2019.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested	Market Value of Shares or Units of Stock that Have Not Vested(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested

Gregory K. Silvers(2)	2,773	—	—	$47.21	1/1/2023	—	$—	—	$—
	21,588	—	—	61.79	2/20/2025	—	—	—	—
	—	—	—	—	—	155,560	10,988,758	—	—
Mark A. Peterson(3)	12,894	—	—	51.64	1/1/2024	—	—	—	—

	8,401	—	—	61.79	2/20/2025	—	—	—	—
	—	—	—	—	—	86,313	6,097,150	—	—

Greg E. Zimmerman(4)	—	—	—	—	—	11,000	777,040	—	—

Craig L. Evans(5)	—	—	—	—	—	47,783	3,375,391	—	—

Michael L. Hirons(5)	1,762	—	—	45.73	1/1/2021	—	—	—	—
	2,825	—	—	47.21	1/1/2023	—	—	—	—
	7,724	—	—	51.64	1/1/2024	—	—	—	—
	5,608	—	—	61.79	2/20/2025	—	—	—	—
	—	—	—	—	—	48,486	3,425,051	—	—

(1)

The market value of the restricted common share awards is based on the closing market price of the Company’s common shares as of December 31, 2019 (the last trading day in the 2019 fiscal year), which was $70.64 per share.

(2)

The restricted common share awards for Mr. Silvers granted under the annual incentive plan vest according to the following schedule: 25,825 awards vested on January 1, 2020; 17,320 awards will vest on January 1, 2021; and 10,465 awards will vest on January 1, 2022. The restricted common share awards for Mr. Silvers granted under the long-term incentive plan vest according to the following schedule: 43,211 awards vested on January 1, 2020; 31,647 awards will vest on January 1, 2021; 20,374 awards will vest on January 1, 2022; and 6,718 awards will vest on January 1, 2023.

(3)

The restricted common share awards for Mr. Peterson granted under the annual incentive plan vest according to the following schedule: 14,536 awards vested on January 1, 2020; 9,393 awards will vest on January 1, 2021; and 5,674 awards will vest on January 1, 2022. The restricted common share awards for Mr. Peterson granted under the long-term incentive plan vest according to the following schedule: 24,196 awards vested on January 1, 2020; 17,822 awards will vest on January 1, 2021; 11,050 awards will vest on January 1, 2022; and 3,642 awards will vest on January 1, 2023.

(4)

The restricted common share awards for Mr. Zimmerman granted under the long-term incentive plan vest according to the following schedule: 2,750 awards vested on January 1, 2020; 2,750 awards will vest on January 1, 2021; 2,750 awards will vest on January 1, 2022; and 2,750 awards will vest on January 1, 2023.

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(5)

The restricted common share awards for Mr. Evans granted under the annual incentive plan vest according to the following schedule: 8,354 awards vested on January 1, 2020; 5,695 awards will vest on January 1, 2021; and 3,455 awards will vest on January 1, 2022. The restricted common share awards for Mr. Evans granted under the long-term incentive plan vest according to the following schedule: 13,186 awards vested on January 1, 2020; 9,508 awards will vest on January 1, 2021; 5,705 awards will vest on January 1, 2022; and 1,880 awards will vest on January 1, 2023.

(6)

The restricted common share awards for Mr. Hirons granted under the annual incentive plan vest according to the following schedule: 8,343 awards vested on January 1, 2020; 5,390 awards will vest on January 1, 2021; and 3,256 awards will vest on January 1, 2022. The restricted common share awards for Mr. Hirons granted under the long-term incentive plan vest according to the following schedule: 13,800 awards vested on January 1, 2020; 9,931 awards will vest on January 1, 2021; 5,853 awards will vest on January 1, 2022; and 1,913 awards will vest on January 1, 2023.

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Option Exercises and Stock Vested in Fiscal 2019

The following table provides information regarding option exercises by our NEOs and restricted common shares held by our NEOs which vested during 2019.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise(1)	Number of Shares Acquired on Vesting(2)	Value Realized on Vesting(1)
Gregory K. Silvers	13,364	$331,427	70,767	$4,531,211
Mark A. Peterson	4,449	128,176	41,407	2,651,290
Greg E. Zimmerman	—	—	—	—
Craig L. Evans	—	—	21,095	1,350,713
Michael L. Hirons	248	9,278	22,832	1,461,933

(1)

The “value realized” on exercise of an option award is the difference between the per share closing market price of the Company’s common shares on the date of exercise and the exercise price of the option. The “value realized” on vesting of a restricted common share award is the closing market price of the Company’s common shares as of the vesting date of the award.

(2)	In 2019, Messrs. Silvers, Peterson, Evans and Hirons surrendered 32,476, 19,044, 9,752, and 10,546 shares, respectively, to pay for tax withholdings.

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Potential Payments Upon Termination or Change of Control

The following table provides information regarding potential payments upon termination of our NEOs or a change of control as of December 31, 2019. These payments are provided for pursuant to the Company’s Severance Plan, equity plans and award agreements as described below.

						Six Months Before or One Year After Change in Control
Name	Benefit	Voluntary Termination	Death	Disability	Termination w/o Cause or for Good Reason	No Termination	Termination w/o Cause or for Good Reason
Gregory K. Silvers	Cash Severance(1)	$—	$—	$—	$6,375,515	$—	$8,106,890
	Term Life Insurance Proceeds(2)	—	2,500,000	—	—	—	—
	Accelerated Vesting of Options(3)	—	256,025	256,025	256,025	256,025	256,025
	Accelerated Vesting of Restricted Shares(3)	—	10,988,758	10,988,758	10,988,758	10,988,758	10,988,758
Mark A. Peterson	Cash Severance(1)	—	—	—	3,248,465	—	3,688,790
	Term Life Insurance Proceeds(2)	—	2,000,000	—	—	—	—
	Accelerated Vesting of Options(3)	—	319,335	319,335	319,335	319,335	319,335
	Accelerated Vesting of Restricted Shares(3)	—	6,097,150	6,097,150	6,097,150	6,097,150	6,097,150
Greg E. Zimmerman	Cash Severance(1)	—	—	—	2,805,887	—	3,197,387
	Term Life Insurance Proceeds(2)	—	2,000,000	—	—	—	—
	Accelerated Vesting of Options(3)	—	—	—	—	—	—
	Accelerated Vesting of Restricted Shares(3)	—	777,040	777,040	777,040	777,040	777,040
Craig L. Evans	Cash Severance(1)	—	—	—	2,037,540	—	2,037,540
	Term Life Insurance Proceeds(2)	—	2,000,000	—	—	—	—
	Accelerated Vesting of Options(3)	—	—	—	—	—	—
	Accelerated Vesting of Restricted Shares(3)	—	3,375,391	3,375,391	3,375,391	3,375,391	3,375,391

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						Six Months Before or One Year After Change in Control
Name	Benefit	Voluntary Termination	Death	Disability	Termination w/o Cause or for Good Reason	No Termination	Termination w/o Cause or for Good Reason
Michael L. Hirons	Cash Severance(1)	—	—	—	1,976,540	—	1,976,540
	Term Life Insurance Proceeds(2)	—	2,000,000	—	—	—	—
	Accelerated Vesting of Options(3)	—	306,468	306,468	306,468	306,468	306,468
	Accelerated Vesting of Restricted Shares(3)	—	3,425,051	3,425,051	3,425,051	3,425,051	3,425,051

(1)	Represents cash severance payments under the Company’s Severance Plan as described below under “Severance Plan and Award Agreements.”

(2)	Represents payment of the proceeds from the NEO’s term life insurance policy payable by the insurer.

(3)	Based on the closing market price of the Company’s common shares as of December 31, 2019 (the last trading day in the 2019 fiscal year), which was $70.64 per share.

Severance Plan and Award Agreements

Our NEOs are entitled to certain severance benefits under the Company’s Severance Plan, which provides benefits for all full-time employees of the Company. Under the Company’s Severance Plan, each of our NEOs would be entitled to receive certain severance benefits upon a “qualifying termination.” The Company’s Severance Plan defines a “qualifying termination” to mean an involuntary termination of the executive’s employment with the Company without “cause” or with “good reason” and other than as a result of the executive’s death or a “qualifying departure” (as such terms are defined in the Company’s Severance Plan). Upon a “qualifying termination,” each of our NEOs would be entitled to a cash severance payment equal to the sum of:

•	24x the executive’s “monthly base compensation” (defined to mean 1/12 of the executive’s annual base salary in effect at the time of termination);

•

18x the executive’s “monthly welfare compensation” (defined to mean 1/12th of the amount equal to one-half (1/2) of the Company-paid portion of the annual premium cost to cover the executive and his or her eligible dependents, if any, under the Company’s health, vision and dental plans in effect as of the date of the termination. Such calculation will include the Company-paid portion of the cost of the premiums for coverage of the executive’s dependents if, and only to the extent that, such dependents were enrolled in a health, vision or dental plan sponsored by the Company at the time of the termination;

•	Any earned and accrued, but not yet paid, base salary through the executive’s termination date;

•	An amount determined in accordance with the Company’s vacation policy for all earned and accrued, but not yet used, credited vacation;

•	The pro rata portion of the annual incentive bonus that the executive would have received under the Company’s annual incentive program for the performance year during which his or

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her termination occurs if the executive had remained employed through the end of such performance year and assuming achievement of an “at target” level of performance (paid in cash and as if no election had been made to receive an equity award in lieu of such cash award), plus, if the executive’s termination prior to the Company’s determination and payment of the annual incentive bonus for the performance year immediately prior to the year during which his or her termination occurs, the annual incentive bonus that the executive would have received under the Company’s annual incentive program for such performance assuming achievement of an “at target” level of performance(paid in cash and as if no election had been made to receive an equity award in lieu of such cash award); and

•

Except as otherwise provided in the documents evidencing or effecting an award or grant under the Company’s long-term incentive plan, a pro rata portion of the amount of the long term incentive plan award that the executive would have received under the Company’s long term incentive plan for the performance year during which his or her termination occurs if the executive had remained employed through the end of such performance year and assuming achievement of an “at target” level of performance , plus, if the executive’s termination occurs prior to the Company’s determination and payment of the long term incentive plan award for the performance year immediately prior to the year during which his or her termination, the long term incentive plan award that the executive would have received under the Company’s long term incentive plan for such performance assuming achievement of an “at target” level of performance.

If either of Messrs. Silvers, Peterson, Zimmerman or Evans experiences a “qualifying termination” either during the six-month period immediately preceding a “change in control” or during the one-year period following a “change in control,” Mr. Silvers would be entitled to an additional cash severance payment of 12x his “monthly base compensation” and Messrs. Peterson, Zimmerman or Evans would be entitled to an additional cash compensation of 6x his “monthly base compensation.” The Company’s Severance Plan defines “change in control” to have the same meaning as provided in the 2016 Equity Incentive Plan (as described below). Amounts payable under the Company’s Severance Plan in connection with a “change in control” are subject to reduction under Sections 280G and 4999 of the Internal Revenue Code.

In addition, the Company’s Severance Plan would provide our NEOs with 12 months of outplacement services upon a “qualifying termination.”

The Company’s Severance Plan also provides that upon a “qualifying termination,” all unvested or unexercisable equity awards held by our named executive officers will immediately vest and all of share options will remain exercisable until the earlier of the fifth anniversary date of the termination or the expiration date of the option.

The Company’s obligation to provide the severance benefits described above to our NEOs under the Company’s Severance Plan is subject to our NEOs providing a release of all claims and complying with applicable non-competition, non-solicitation, confidentiality and other post-employment restrictive covenants included in the Company’s Severance Plan.

The Company’s Severance Plan defines “cause” to mean (i) the executive’s willful and continued failure or refusal to perform his or her duties with the Company (other than as a result of disability or incapacity due to mental or physical illness), subject to a 30 day cure period, (ii) the willful engagement by the executive which is materially and demonstrably injurious to the Company, or (iii) the executive’s indictment of, or plea of nolo contendere with respect to, a felony, or conviction of, or plea of nolo contendere with respect to, any other crime involving theft or, in the sole discretion of the Company, moral turpitude.

The Company’s Severance Plan defines “good reason” to mean any of the following, unless consented to by the executive and subject to a 30-day cure period: (i) the assignment of duties to the executive

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materially and adversely inconsistent with such executive’s current position; (ii) a reduction of the executive’s base compensation or eligible bonus opportunity under the Company’s annual incentive program or the executive’s discontinued eligibility for long-term incentive awards under the Company’s long-term incentive plan, if, in the aggregate, results in a material reduction in the executive’s total direct compensation; or (iii) any requirement that the executive be based at any office outside of a 50-mile radius of his or her or her assigned primary work location with the Company without the executive’s consent. As of December 31, 2019, our NEOs held unvested option and restricted share awards under the 2016 Equity Incentive Plan and the 2007 Equity Incentive Plan that were subject to accelerated vesting provisions upon a change in control of the Company or certain events of the executive’s termination of service. Under the 2016 Equity Incentive Plan and 2007 Equity Incentive Plan and related award agreements, in the event of a NEO’s death or disability all of the executive’s unvested option awards immediately vest and become exercisable and all restrictions applicable to the executive’s unvested restricted share awards lapse and such awards become fully vest. The 2016 Equity Incentive Plan and 2007 Equity Incentive Plan also provide that, upon a “change in control” of the Company, all awards outstanding under the plan will become fully exercisable, fully vested or fully payable, as applicable, and all restrictions and conditions on such awards will be deemed satisfied. Under the 2016 Equity Incentive Plan and the 2007 Equity Incentive Plan, a “change in control” is deemed to have occurred if:

•

Incumbent trustees (defined as trustees of the Company on the effective date of the 2016 Equity Incentive Plan or the 2007 Equity Incentive Plan, as applicable, or any trustees who are subsequently elected with the approval of at least two-thirds of the incumbent trustees then on the Board) cease for any reason to constitute at least a majority of the Board;

•

Any person or group becomes the beneficial owner of 25% or more of our voting securities, other than (i) an acquisition by an underwriter in an offering of shares by the Company, (ii) a transaction in which more than 50% of the voting securities of the surviving corporation is represented by the holders of our voting securities prior to the transaction, no person or group would become the beneficial owner of 25% or more of the voting securities of the surviving corporation entitled to elect directors (and no current beneficial owner of 25% or more of the Company’s voting securities would increase its percentage of ownership as a result of the transaction), and at least a majority of the directors of the surviving corporation were incumbent trustees of the Company (a “non-qualifying transaction”), or (iii) an acquisition of shares directly from the Company in a transaction approved by a majority of the incumbent trustees;

•

The consummation of a merger, consolidation, acquisition, sale of all or substantially all of the Company’s assets or properties or similar transaction that requires the approval of our shareholders, other than a non-qualifying transaction (a “business combination”);

•	The shareholders of the Company approve a plan of complete liquidation or dissolution of the Company; or

•

Any transaction or series of transactions which results in the Company being “closely held” within the meaning of the REIT provisions of the Internal Revenue Code and with respect to which the Board has either waived or failed to enforce the “Excess Share” provisions of our amended and restated declaration of trust.

Under the 2016 Equity Incentive Plan and the 2007 Equity Incentive Plan, a “change in control” will not be deemed to occur solely because a “person” or “group” acquires beneficial ownership of more than 25% of our voting securities as a result of any acquisition of our voting securities by the Company, but if after that acquisition by the Company the “person” or “group” becomes the beneficial owner of any additional such voting securities, a “change in control” will be deemed to occur unless otherwise exempted as set forth above.

2020 Proxy Statement	Page 64

Compensation Committee Interlocks and Insider Participation

None of the persons who served on the Company’s Compensation Committee during the last completed fiscal year (Messrs. Bloch and Connor and Mses. Shanks and Sterneck): (i) was formerly an officer of the Company; (ii) during the last fiscal year, was an officer or employee of the Company; or (iii) had any relationship requiring disclosure under Item 404 of Regulation S-K. None of the Company’s executive officers, during the last completed fiscal year, served as: (i) a member of the compensation committee of another entity, one of whose executive officers served on the Company’s Compensation Committee; (ii) a director of another entity, one of whose executive officers served on the Company’s Compensation Committee; or (iii) a member of the compensation committee of another entity, one of whose executive officers served as the Company’s trustee.

CEO Pay Ratio

Set forth below for 2019 is a comparison of (i) the median of the annual total compensation of all employees of the Company and its consolidated subsidiaries (except the Chief Executive Officer of the Company) and (ii) the annual total compensation of the Chief Executive Officer. The information is provided pursuant to Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K. The median of the annual total compensation and the pay ratio described below are reasonable estimates calculated by the Company in a manner consistent with Item 402(u).

We estimate that the median of the annual total compensation of all employees of the Company and its consolidated subsidiaries (except our Chief Executive Officer) was approximately $206,575 for 2019. The annual total compensation of Mr. Silvers, our Chief Executive Officer, as reported in the Summary Compensation Table included elsewhere in this Proxy Statement, was $4,159,755 for 2019. Based on this information, we estimate that the ratio of the annual total compensation of our Chief Executive Officer to the median of the annual total compensation of all employees was 20 to 1 for 2019.

To identify the median of the annual total compensation of all our employees, as well as to determine the annual total compensation of our median employee and our Chief Executive Officer, we used the following methodology and made the following material assumptions, adjustments, and estimates:

•

We determined that, as of December 31, 2019, our employee population consisted of approximately 64 individuals, all of whom are located in the United States. This population consisted of our full-time and part-time employees.

•

To identify the “median employee” from our employee population, we compared the amount of gross earnings before pre-tax deductions of our employees (other than our Chief Executive Officer) who were employed by us on December 31, 2019, as reflected in our payroll records as reported to the Internal Revenue Service on Form W-2 for 2019. We used gross earnings before pre-tax deductions as a compensation measure because we believe that it reasonably reflects the total annual compensation of our employees and can be consistently applied to all of our employees included in the calculation. For purposes of identifying the median employee, we annualized the base salaries of full-time employees who were employed by us on December 31, 2019, but did not work for us for the entire fiscal year. The resulting total gross earnings before pre-tax deductions for all employees (other than our Chief Executive Officer) were sorted from high to low, and the median employee was identified.

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•

Once we identified our median employee, we included the elements of such employee’s compensation for 2019 determined in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K. With respect to the annual total compensation of our Chief Executive Officer, we used the amount reported in the “Total” column of our 2019 Summary Compensation Table included in this Proxy Statement, which was calculated in accordance with the same requirements of Item 402(c)(2)(x) of Regulation S-K.

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EQUITY COMPENSATION PLAN INFORMATION

The following table provides information regarding securities to be issued upon the exercise of outstanding options, warrants and rights and securities available for issuance under the Company’s equity compensation plans as of December 31, 2019.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)		Weighted average exercise price of outstanding options, warrants and rights (b)		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders(1)	144,266	(2)	$55.63	(3)	1,091,880	(4)
Equity compensation plans not approved by security holders	—		—		—
Total	144,266		$55.63		1,091,880

(1)

All grants of equity awards were issued under the Company’s 2007 Equity Incentive Plan prior to May 12, 2016, and under the Company’s 2016 Equity Incentive Plan on and after May 12, 2016. The Company’s 2016 Equity Incentive Plan replaced the Company’s 2007 Equity Incentive Plan. Each of the plans was approved by the Company’s shareholders.

(2)

This number includes: (i) 110,039 common shares issuable upon the exercise of options granted under the Company’s 2007 Equity Incentive Plan; (ii) 7,991 common shares issuable upon the exercise of options granted under the Company’s 2016 Equity Incentive Plan; and (iii) 26,236 common shares subject to vested restricted share units granted to non-employee trustees under the Company’s 2007 Equity Incentive Plan and the Company’s 2016 Equity Incentive Plan for which the non-employee trustees have elected to defer receipt until a later date.

(3)

The 26,236 common shares subject to vested restricted share units granted to non-employee trustees under the Company’s 2007 Equity Incentive Plan and the Company’s 2016 Equity Incentive Plan for which the non-employee trustees have elected to defer receipt until a later date are excluded from the weighted average price calculation.

(4)

This number represents shares available for issuance under the Company’s 2016 Equity Incentive Plan. Upon shareholder approval of the Company’s 2016 Equity Incentive Plan, no further awards were permitted to be made under the Company’s 2007 Equity Incentive Plan.

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COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Board of Trustees has reviewed and discussed the information provided in “Compensation Discussion and Analysis” with management and, based on the review and discussions, the Compensation Committee recommended to the Board of Trustees that the “Compensation Discussion and Analysis” be included in this proxy statement.

By the Compensation Committee:

Thomas M. Bloch

James B. Connor

Virginia E. Shanks

Robin P. Sterneck

This Compensation Committee Report and the “Compensation Discussion and Analysis” is not deemed “soliciting material” and is not deemed filed with the SEC or subject to Regulation 14A or the liabilities under Section 18 of the Exchange Act.

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AUDIT COMMITTEE REPORT

In fulfilling its oversight responsibilities, the Audit Committee reviewed the Company’s 2019 audited consolidated financial statements with management and the independent registered public accounting firm. The Audit Committee discussed with the firm the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the rules of the SEC and NYSE. This included a discussion of the firm’s judgments regarding the quality, not just the acceptability, of the Company’s accounting principles and the other matters required to be discussed with the Audit Committee under the rules of the NYSE and the PCAOB. In addition, the Audit Committee received from the firm the written disclosures and letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm the independent registered public accounting firm’s independence from management and the Company.

The Audit Committee discussed with management and the firm the overall scope and plans for the audit of the consolidated financial statements. The Audit Committee meets periodically with management and the independent registered public accounting firm to discuss the results of their audits, the Company’s disclosure controls and procedures, internal control over financial reporting and internal audit function, and the overall quality of the Company’s financial reporting.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Trustees, and the Board approved, that the audited consolidated financial statements be included in the Company’s annual report on Form 10-K for the year ended December 31, 2019 for filing with the SEC.

By the Audit Committee:

Peter C. Brown

Robert J. Druten

Jack A. Newman, Jr.

Virginia E. Shanks

This Audit Committee Report is not deemed “soliciting material” and is not deemed filed with the SEC or subject to Regulation 14A or the liabilities under Section 18 of the Exchange Act.

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TRANSACTIONS BETWEEN THE COMPANY AND

TRUSTEES, OFFICERS OR THEIR AFFILIATES

The Company has established Company Governance Guidelines and Independence Standards for Trustees which cover (generally and specifically) the types of related party transactions addressed by SEC and NYSE rules. The Board is responsible for evaluating these standards and ensuring compliance with these guidelines and they also apply, to the extent applicable, these standards and guidelines to executive officers in a manner to satisfy Item 404 of Regulation S-K. Although the application of these specific standards and policies to executive officers is not expressly provided in a formal written policy, the Company’s Code of Ethics and Business Conduct provides that employees (including executive officers) and trustees of the Company should avoid conflicts of interest with regard to their own or the Company’s interest. Under the Code, a conflict of interest exists whenever an individual’s private interests interfere or are at odds with the interests of the Company. Any waiver of the provisions of the Code for executive officers or trustees may only be made by the Board, and any such waiver will be disclosed as required by law or regulation and the rules of the NYSE.

The Company does not have a formal written policy specifically for security holders covered by Item 403(a) of Regulation S-K. However, the Board applies the general standards and guidelines set forth in the guidelines and standards discussed above for purposes of determining transactions requiring disclosure under Item 404(a) of Regulation S-K.

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Proposal No. 3 – Amendment to Permit the Company to Redeem Securities Held by an Unsuitable Shareholder

What are you voting on?	We are asking our shareholders to approve an amendment to the Company’s Declaration of Trust to permit the Company to redeem Securities held by shareholders that are unsuitable owners for gaming regulatory purposes.

Summary of the Proposal

The Board of Directors has unanimously approved and recommended the adoption of an amendment to our Declaration of Trust which will allow us to redeem our common shares, our preferred shares and/or capital stock, member’s interests or membership interests, partnership interests or other equity securities of entities affiliated with the Company (collectively, “Securities”) where the person owning or controlling such Securities is determined to be unsuitable to own or control such Securities due to failure to comply with all applicable laws, statutes and ordinances pursuant to which any gaming authority possesses regulatory, permit and licensing authority over the conduct of gaming activities.

Reasons for the Proposed Amendment

It is our intention to include in our experiential portfolio real estate engaged in gaming operations. We currently lease a portion of our real estate located in Sullivan County, New York to a gaming operator and we are subject to various gaming regulations in that jurisdiction. As we implement our strategic plan, we anticipate acquiring additional gaming properties in other jurisdictions, each of which has specific gaming regulations and approval processes. Gaming regulatory authorities have broad discretion and can require any of our officers, directors or shareholders to make certain filings, be investigated, or be subject to a determination of suitability. Absent unusual circumstances, gaming regulatory authorities rarely require less than 5% shareholders, in some jurisdictions, or less than 10% shareholders, in other jurisdictions, to make filings, be investigated, or be subject to a determination of suitability. Generally, in order to obtain and maintain such licenses, permits, waivers or other gaming regulatory approvals, none of our officers, directors or shareholders may be persons who are deemed unsuitable by a gaming regulatory authority. In the event that any of our officers, directors or shareholders are deemed unsuitable by an applicable gaming regulatory authority, (i) we may be unable to make all gaming regulatory filings that are required in order for the Company to conduct its business in any jurisdiction; (ii) we may be denied a license, permit, waiver or other gaming regulatory approval that is required for the Company to conduct business in any jurisdiction, and (iii) any previously granted license, permit, waiver or other gaming regulatory approval that is required for the Company to conduct business may be revoked, rescinded or terminated by any gaming regulatory authority.

In addition, our agreements with gaming establishment customers may include or be deemed by statute to include gaming regulatory covenants that require us to make all gaming regulatory filings, to obtain and maintain all licenses, permits, waivers or other gaming regulatory approvals that are required to conduct our business, or to refrain from having any unsuitable persons as officers, directors or shareholders. These agreements may provide the gaming establishment customers with the right to terminate the agreement in the event of a breach of these gaming regulatory compliance covenants.

Many corporations that provide services to gaming establishments and their patrons include provisions in their articles or certificate of incorporation, bylaws or other organization documents to provide a means by which the corporation can divest an unsuitable shareholder of such shareholder’s ownership interest in the corporation so that the corporation may continue to provide services to gaming establishments and their patrons.

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The purpose of Proposal No. 3 is to provide us with a means of protecting the business from having an unsuitable person as a shareholder by providing us with a right to redeem Securities held by an unsuitable person.

Proposed Amendment to Declaration of Trust

The form of the proposed amendment is attached hereto as Appendix A and the following description of the proposed amendment is qualified in its entirety by reference to Appendix A.

Effect on an unsuitable person. The proposed amendment provides the Company with the right, but not the obligation, to redeem any or all of the Securities held by any person who has been determined to be unsuitable at the redemption price described below.

An “unsuitable person” is any person who (i) fails or refuses to file an application, or has withdrawn or requested the withdrawal of a pending application, to be found suitable by any gaming authority or for any gaming license, (ii) is denied or disqualified from eligibility for any gaming license by any gaming authority, (iii) is determined by a gaming authority to be unsuitable or disqualified to own or control any Securities, (iv) is determined by a gaming authority to be unsuitable to be affiliated, associated or involved with a person engaged in gaming activities in any gaming jurisdiction, (v) causes any gaming license of the Company or any affiliated company to be lost, rejected, rescinded, suspended, revoked or not renewed by any gaming authority, or causes the Company or any affiliated company to be threatened by any gaming authority with the loss, rejection, rescission, suspension, revocation or non-renewal of any gaming license (in each of (ii) through (v) above, regardless of whether such denial, disqualification or determination by a gaming authority is final and/or non-appealable), or (vi) is deemed likely, in the sole and absolute discretion of the Board, to (A) preclude or materially delay, impede, impair, threaten or jeopardize any gaming license held by the Company or any affiliated company or the Company’s or any affiliated company’s application for, right to the use of, entitlement to, or ability to obtain or retain, any gaming license, (B) cause or otherwise result in, the disapproval, cancellation, termination, material adverse modification or non-renewal of any material contract to which the Company or any affiliated company is a party, or (C) cause or otherwise result in the imposition of any materially burdensome or unacceptable terms or conditions on any gaming license of the Company or any affiliated company.

The redemption price of any Securities to be redeemed will be the price (if any) required to be paid by the gaming authority making the finding of unsuitability, or if such gaming authority does not require a certain price to be paid, the least of:

(i)

the last reported sales price reported on the New York Stock Exchange for such Securities on the trading day immediately preceding the date of the redemption notice, or if not then traded on the New York Stock Exchange, the last reported sales price for such Securities shares on the trading day immediately preceding the date of the redemption notice as reported on any exchange or quotation system over or through which such Securities may be traded, or if not then traded over or through any exchange or quotation system, then the market price of such Securities on the date of the redemption notice as determined in good faith by the Board minus any discount (up to 100%) as the Board may determine in its sole and absolute discretion;

(ii)

the last reported sales price reported on the New York Stock Exchange for such Securities on the trading day immediately preceding the redemption date, or if not then traded on the New York Stock Exchange, the last reported sales price for such Securities on the trading day immediately preceding the redemption date as reported on any exchange or quotation system over or through which such Securities may be traded, or if not then traded over or through any exchange or quotation system, then the market price of such Securities on the redemption

2020 Proxy Statement	Page 72

date as determined in good faith by the Board minus any discount (up to 100%) as the Board may determine in its sole and absolute discretion; and

(iii)	the actual amount paid by the shareholder for such Securities, minus any discount (up to 100%) as the Board may determine in its sole and absolute discretion.

The redemption price may be paid in cash, by promissory note, or both. In the event the Company elects to pay all or any portion of the redemption price with a promissory note, the promissory note will contain such terms and conditions as the Board determines necessary or advisable, including without limitation, subordination provisions, to comply with any law or regulation then applicable to the Company or any affiliate of the Company or to prevent a default under any indebtedness of the Company or any affiliate of the Company. Any promissory note will have a term of no more than ten years and will bear interest at the rate of 2% per annum.

A redemption notice will be delivered by the Company to the unsuitable shareholder or its affiliate and shall set forth: (i) the redemption date, (ii) the number and type of Securities to be redeemed, (iii) the redemption price and the manner of payment therefor, (iv) the place where any certificates for such Securities shall be surrendered for payment, and (v) any other requirements of surrender of the certificates, including how such certificates are to be endorsed, if at all. The redemption date will be determined in the sole and absolute discretion of the Board but will be at least 45 calendar days following the date of the redemption notice, unless (i) otherwise required by a gaming authority or pursuant to any applicable gaming laws, (ii) prior to the expiration of such 45-day period, the unsuitable person sells its Securities to a person that is not an unsuitable person (in which case, such redemption notice will only apply to those Securities that have not been sold), or (iii) the cash or other redemption price necessary to effect the redemption has been deposited in trust for the benefit of the unsuitable person or its affiliate and is subject to immediate withdrawal by such unsuitable person or its affiliate upon (x) surrender of the certificate(s) evidencing the Securities to be redeemed accompanied by a duly executed stock power or assignment or (y) if the Securities are uncertificated, upon the delivery of a duly executed assignment or other instrument of transfer.

From and after the redemption date, Securities held by an unsuitable shareholder will no longer be deemed to be outstanding, such unsuitable shareholder or its affiliate shall cease to be a shareholder, member, partner or owner, as applicable, of the Company and/or affiliated company with respect to such Securities, and all rights of such unsuitable shareholder or its affiliate in such Securities, other than the right to receive the redemption price, shall cease.

Commencing on a notice of a determination of unsuitability or disqualification of a holder of Securities, any unsuitable person or any of its affiliates may not: (i) receive any dividend, payment, distribution or interest with regard to the Securities, (ii) exercise, directly or indirectly or through any proxy, trustee, or nominee, any voting or other right conferred by such Securities, and such Securities shall not for any purposes be included in the Securities of the Company or the applicable affiliated company entitled to vote, (iii) receive any remuneration that may be due to such person, accruing after the date of such notice of determination of unsuitability or disqualification by a gaming authority, in any form from the Company or any affiliated company for services rendered or otherwise, or (iv) be or continue as a manager, officer, partner, trustee or director of the Company or any affiliated company.

Effect on the Company. If we exercise our right to redeem Securities from an unsuitable shareholder, (i) we will be required to fund the redemption payment, which may be substantial in amount, from our existing cash resources, the incurrence of indebtedness in the form of a promissory note issued to the unsuitable shareholder or other sources of liquidity, (ii) the number of Securities outstanding will be reduced by the number of Securities redeemed, and (iii) we cannot provide any assurance that the redemption will adequately address the concerns of any gaming regulatory authorities or enable us to make all required gaming regulatory filings or obtain and maintain all licenses, permits or other gaming

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regulatory approvals that are required to conduct our business. We cannot prevent an unsuitable person from acquiring or reacquiring Securities , and can only address such unsuitability by exercising our redemption rights pursuant to the proposed amendment.

Notwithstanding the adoption of the proposed amendment, we may not be able to exercise our redemption rights in full or at all. We may be subject to contractual restrictions on our ability to redeem Securities. For example, the agreements governing some of our existing indebtedness and/or any of our future indebtedness may limit our ability to make redemptions. In the event such restrictions prohibit us from exercising our redemption rights in part or in full, we would not be able to exercise our redemption rights absent a waiver of the restrictions by the parties to such agreements, which we may not be able to obtain on acceptable terms or at all.

In addition to contractual restrictions on our ability to redeem Securities, we may also be subject to contractual restrictions on the incurrence of additional indebtedness to finance a redemption, which could prohibit us from issuing a promissory note to finance a redemption.

Effective Date

If the amendment to our Declaration of Trust is approved by the shareholders of the Company by the requisite vote at the Annual Meeting, then following the Annual Meeting, articles of amendment setting forth such amendment will be filed with, and will become effective upon acceptance by, the State Department of Assessments and Taxation of Maryland (the “SDAT”).

Vote Required	The affirmative vote of a majority of all the votes entitled to be cast on this proposal is required to approve this proposal.

Amendments to our Declaration of Trust must be declared advisable by resolution duly adopted by our Board of Trustees, and approved by our shareholders at an annual or special meeting by the affirmative vote of the majority of all the votes entitled to be cast on the matter, and once approved by the shareholders, such amendment will become effective upon filing with, and acceptance for record by, SDAT of articles of amendment setting forth the amendment. By resolutions adopted as of February 21, 2020, the Board of Trustees declared advisable the amendment to our Declaration of Trust set forth on Appendix A attached hereto.

Your Board recommends a vote “FOR” approval of the amendment to our Declaration of Trust to permit the Company to redeem Securities held by shareholders that are unsuitable owners for gaming regulatory purposes.

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Proposal No. 4 – Ratification of Appointment of Independent Registered Public Accounting Firm

What are you voting on?	We are asking our shareholders to ratify the selection of KPMG LLP as our independent registered public accounting firm for 2020.

At the Annual Meeting, the shareholders are being asked to ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for 2020. In the event of a negative vote on such ratification, the Audit Committee will reconsider its selection. Even if this appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interest of the Company and its shareholders. Representatives of KPMG LLP are expected to be present at the annual meeting and will be available to make a statement and respond to appropriate questions about their services. Neither the trustees, nor the nominees for trustee have a personal interest in the approval of this proposal.

Vote Required	The affirmative vote of a majority of the votes cast on this proposal is required to approve this proposal.

Your Board recommends a vote “FOR” ratification of the Audit Committee’s selection of KPMG LLP as our independent registered public accounting firm for 2020.

Fees Paid to the Independent Registered Public Accounting Firm

The following table sets forth the fees billed or expected to be billed to the Company by KPMG LLP for services rendered for the years ended December 31, 2019 and December 31, 2018.

	2019	2018

Audit Fees(1)	$1,016,600	$977,095

Audit-Related Fees	—	—

Tax Fees(2)	460,437	$449,584

All Other Fees	—	—

Total	$1,477,037	$1,426,679

(1)

Audit fees relate to professional services rendered in connection with the audit of the Company’s annual consolidated financial statements and internal controls over financial reporting, the review of quarterly condensed consolidated financial statements included in the Company’s Form 10-Q reports, consents, comfort letters and audit services provided in connection with other statutory and regulatory filings.

(2)

Tax fees relate to professional services rendered in connection with tax preparation and compliance, tax consulting and advice and tax planning, including REIT tax compliance, and U.S. and Canadian tax compliance, as well as fees for tax advisory, planning or consulting services for certain nonrecurring capital structure events. Tax fees for the year ended December 31, 2019 includes $281,504 for tax return preparation and compliance and $178,933 for tax consulting. Accordingly, the Company’s audit and tax return preparation and compliance fees for fiscal 2019 totaled $1,298,104, or 87.9% of total fees, and non-audit fees for fiscal 2019 totaled $178,933, or 12.1% of total fees. Tax fees for the year ended December 31, 2018 includes $246,457 for tax return preparation and compliance and

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$203,127 for tax consulting. Accordingly, the Company’s audit and tax return preparation and compliance fees for fiscal 2018 totaled $1,223,552, or 85.8% of total fees, and non-audit fees for fiscal 2018 totaled $203,127, or 14.2% of total fees.

Pre-Approval Policies

The Audit Committee has adopted policies which require that the provision of services by the independent registered public accounting firm, and the fees therefore, be pre-approved by the Audit Committee. The policies are more particularly described in the section of this Proxy Statement titled “Company Governance - Audit Committee.” The services provided by KPMG LLP in 2019 and 2018 were pre-approved by the audit committee in accordance with those policies.

The Audit Committee considered whether KPMG LLP’s provision of tax services in 2019 and 2018 was compatible with maintaining its independence from management and the Company, and determined that the provision of those services was compatible with its independence.

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SHARE OWNERSHIP

Share Ownership of Trustees and Management

The following table shows as of March 6, 2020, the number of our shares beneficially owned by each of our trustees, the nominees for trustee and our named executive officers, and by all of the trustees and executive officers as a group. All information regarding beneficial ownership was furnished by the trustees, nominees and executive officers listed below. Unless otherwise indicated, each of our trustees and executive officers listed below has sole voting power and sole investment power with respect to the shares indicated as beneficially owned. In addition, unless otherwise indicated, the mailing address for each of our trustees and executive officers listed below is EPR Properties, 909 Walnut Street, Suite 200, Kansas City, Missouri 64106.

Title of Class	Name of Beneficial Owners	Amount and Nature of Beneficial Ownership(1)	Percent of Shares Outstanding(2)
Common Shares	Gregory K. Silvers(3)	524,549	*
Common Shares	Mark A. Peterson(4)	175,513	*
Common Shares	Michael L. Hirons(5)	82,972	*
Common Shares	Craig L. Evans(6)	57,439	*
Common Shares	Barrett Brady(7)	52,138	*
Common Shares	Robert J. Druten(8)	46,270	*
Common Shares	Jack A. Newman, Jr.(9)	38,828	*
Common Shares	Gregory E. Zimmerman(10)	32,743	*
Common Shares	Thomas M. Bloch(11)	24,219	*
Common Shares	Robin P. Sterneck(12)	17,844	*
Common Shares	Peter C. Brown(13)	7,785	*
Common Shares	James B. Connor(14)	4,171	*
Common Shares	Virginia E. Shanks(15)	3,015	*
Common Shares	All trustees, nominees and executive officers as a group (14 persons)(16)	1,103,377	1.40%

* Less than 1 percent.

(1)

Includes common shares which the named individuals hold and have the right to acquire within 60 days after March 6, 2020 under existing options and common shares issuable to the named individuals upon settlement of restricted share units that settle (or can settle) within 60 days after March 6, 2020. Also includes nonvested restricted common shares which the named individuals hold because the individuals have voting rights with respect to such shares.

(2)	Applicable percentages are based on 78,582,072 of our common shares outstanding as of March 6, 2020, adjusted as required by the rules promulgated by the SEC.

(3)	Amount includes 61,554 common shares indirectly held in a trust, 24,361 common shares issuable upon the exercise of options and 148,678 nonvested restricted common shares.

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(4)	Amount includes 80,067 common shares indirectly held in a trust with Mr. Peterson’s spouse, 21,295 common shares issuable upon the exercise of options and 74,151 nonvested restricted common shares.

(5)	Amount includes 23,894 common shares indirectly held in a trust, 17,919 common shares issuable upon the exercise of options and 41,159 nonvested restricted common shares.

(6)	Amount includes 10,000 common shares held in trust, 5,351 common shares held jointly with Mr. Evans’ spouse and 42,088 nonvested restricted common shares.

(7)	Amount includes 14,900 common shares indirectly held in a trust, 3,858 common shares issuable upon the exercise of options and 33,380 common shares issuable upon settlement of restricted share units.

(8)	Amount includes 3,858 common shares issuable upon the exercise of options and 11,173 common shares issuable upon settlement of restricted share units.

(9)	Amount includes 2,448 common shares issuable upon the exercise of options and 29,941 common shares issuable upon settlement of restricted share units.

(10)	Amount includes 30,935 nonvested restricted common shares.

(11)	Amount includes 1,000 common shares indirectly held in a trust and 3,496 common shares issuable upon settlement of restricted share units.

(12)	Amount includes 15,962 common shares issuable upon settlement of restricted share units.

(13)	Amount includes 2,919 common shares issuable upon settlement of restricted share units.

(14)	Amount includes 4,171 common shares issuable upon settlement of restricted share units.

(15)	Amount includes 3,015 common shares issuable upon settlement of restricted share units.

(16)

Shares held by all trustees, nominees and executive officers as a group reported in the table include 73,739 common shares that the individuals have the right to acquire under options, 104,057 common shares issuable to the individuals upon settlement of restricted share units and 337,012 nonvested restricted common shares.

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Principal Shareholders

The following table shows as of March 6, 2020, the number of our common shares beneficially owned by each person or group that we know beneficially owns more than 5% of our common shares. Except as stated below, we know of no single person or group that is the beneficial owner of more than 5% of our common shares.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Shares Outstanding(1)
The Vanguard Group, Inc. 100 Vanguard Blvd. Malvern, PA 19355	12,109,348(2)	15.4%
BlackRock, Inc. 55 East 52nd Street New York, NY 10022	9,940,133(3)	12.6%

(1)	Applicable percentages are based on 78,582,072 of our common shares outstanding as of March 6, 2020, adjusted as required by the rules promulgated by the SEC.

(2)

Based solely on disclosures made by The Vanguard Group, Inc. (“Vanguard”) in a report on Schedule 13G/A filed with the SEC on February 11, 2020. In the Schedule 13G/A filed by Vanguard, Vanguard reports having sole voting power over 122,205 common shares, sole dispositive power over 11,994,327 common shares, shared voting power over 84,768 common shares and shared dispositive power over 115,021 common shares. Additionally, the Schedule 13G/A filed by Vanguard reports that Vanguard Fiduciary Trust Company, a wholly-owned subsidiary of Vanguard, is the beneficial owner of 30,253 shares as a result of its serving as investment manager of collective trust accounts, and also reports that Vanguard Investments Australia, Ltd., a wholly-owned subsidiary of Vanguard, is the beneficial owner of 176,720 shares as a result of its serving as investment manager of Australian investment offerings. In addition, Vanguard Specialized Funds—Vanguard REIT Index Fund also filed a Schedule 13G/A with the SEC on January 31, 2019, reporting that it has sole voting power over 3,532,994 common shares, which shares are included in the total number of shares shown held by Vanguard.

(3)

Based solely on disclosures made by BlackRock, Inc. (“BlackRock”) in a report on Schedule 13G/A filed with the SEC on February 10, 2020. In the Schedule 13G/A filed by BlackRock, BlackRock reports having sole voting power over 9,539,304 common shares and sole dispositive power over 9,940,133 common shares. Additionally, the Schedule 13G/A filed by BlackRock reports that BlackRock is the parent holding company or control person for certain subsidiaries that have acquired our common shares and that are listed in that Schedule 13G/A.

2020 Proxy Statement	Page 79

SHAREHOLDER PROPOSALS, TRUSTEE NOMINATIONS

AND RELATED BYLAW PROVISIONS

What is the deadline to propose actions for consideration at next year’s annual meeting of shareholders?

You may submit proposals for consideration at future shareholder meetings. For a shareholder proposal to be considered for inclusion in the Company’s proxy statement for the annual meeting next year, the Secretary must receive the written proposal at our principal executive offices no later than December , 2020. Such proposals also must comply with SEC regulations under Rule 14a-8 regarding the inclusion of shareholder proposals in Company-sponsored proxy materials. Proposals should be addressed to:

Secretary

EPR Properties

909 Walnut Street, Suite 200

Kansas City, Missouri 64106

For a shareholder proposal that is not intended to be included in the Company’s proxy statement under Rule 14a-8, the shareholder must provide the information required by the Company’s Bylaws and give timely notice to the Secretary in accordance with the Company’s Bylaws, which, in general, require that the notice be received by the Secretary:

•	Not earlier than the close of business on March 1, 2020; and

•	Not later than the close of business on March 31, 2020.

If the date of the shareholder meeting is moved more than 30 days before or 60 days after the anniversary of the Company’s annual meeting for the prior year, then notice of a shareholder proposal that is not intended to be included in the Company’s proxy statement under Rule 14a-8 must be received no earlier than the close of business 90 days prior to the meeting and not later than the close of business 60 days prior to the meeting.

How may I recommend or nominate individuals to serve as trustees?

You may propose trustee candidates for consideration by the Board’s Nominating/Company Governance Committee. Any such recommendations should include the nominee’s name and qualifications for Board membership and should be directed to the Secretary at the address of our principal executive offices set forth above.

In addition, the Company’s Bylaws permit shareholders to nominate trustees for election at an annual shareholder meeting. To nominate a trustee, the shareholder must deliver the information required by the Company’s Bylaws.

What is the deadline to propose or nominate individuals to serve as trustees?

A shareholder may send a proposed trustee’s candidate’s name and information to the Board at any time. Generally, such proposed candidates are considered at the Board meeting prior to the annual meeting.

To nominate an individual for election at an annual shareholder meeting, the shareholder must give timely notice to the Secretary in accordance with the Company’s Bylaws, which, in general, require that the notice be received by the Secretary between the close of business on March 1, 2020 and the close of business on March 31, 2020, unless the date of the shareholder meeting is moved more than 30 days before or 60 days after the anniversary of the Company’s annual meeting for the prior year, then notice of a shareholder nomination must be received no earlier than the close of business 90 days prior to the meeting and not later than the close of business 60 days prior to the meeting.

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How may I obtain a copy of the Company’s Bylaw provisions regarding shareholder proposals and trustee nominations?

You may contact the Secretary at our principal executive offices for a copy of the relevant Bylaw provisions regarding the requirements for making shareholder proposals and nominating trustee candidates. The Company’s Bylaws also are available on the Company’s website at www.eprkc.com.

Must the Board of Trustees approve my proposal?

Our Declaration of Trust provides that the submission of any action to the shareholders for their consideration must first be approved by the Board of Trustees.

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OTHER MATTERS

As of the date of this Proxy Statement, we have not been presented with any other business for consideration at the Annual Meeting. If any other matter is properly brought before the meeting for action by the shareholders, your proxy (unless revoked) will be voted in accordance with the recommendation of the Board of Trustees, or the judgment of the proxy holders if no recommendation is made.

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MISCELLANEOUS

Proxy Solicitation

The Company has made these proxy materials available to shareholders in connection with our Board of Trustees’ solicitation of proxies for use at the Annual Meeting. We will bear all costs of the solicitation. After the initial mailing of the Notice, proxies may be solicited by mail, telephone, telegram, facsimile, e-mail or personally by trustees, officers, employees or agents of the Company. Brokerage houses and other custodians, nominees and fiduciaries will be requested to forward the Notice to the beneficial owners of shares held of record by them, forward printed proxy materials by mail to such beneficial owners who specifically request them and obtain such beneficial owners’ voting instructions, and their reasonable out-of-pocket expenses, together with those of our transfer agent, will be paid by us.

Annual Report

We refer you to our Annual Report, containing consolidated financial statements for the year ended December 31, 2019, filed with the SEC. Alternatively, you may access our Annual Report on our website at www.eprkc.com. You must not regard the Annual Report as additional proxy solicitation material.

We will provide without charge, upon written request to the Secretary of the Company at the address listed on the cover page of this proxy statement, a copy of our annual report on Form 10-K, including the consolidated financial statements and financial statement schedules, filed with the Securities and Exchange Commission for the year ended December 31, 2019.

BY ORDER OF THE BOARD OF TRUSTEES

Craig L. Evans Executive Vice President, General Counsel and Secretary April , 2020

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APPENDIX A

PROPOSED AMENDMENT TO DECLARATION OF TRUST

OF

EPR PROPERTIES

1.    EPR Properties, a Maryland real estate investment trust (the “Trust”) under Title 8 of the Corporations and Associations Article of the Annotated Code of Maryland (“Title 8”), desires to amend its Declaration of Trust as currently in effect and as hereinafter amended.

2.    The Declaration of Trust is hereby amended to add the following immediately after Article NINETEENTH thereof:

TWENTIETH:

Section 1. Definitions. For purposes of this Article TWENTIETH, the following terms shall have the following meanings:

“Affiliate” (and derivatives of such term) shall have the meaning ascribed to such term under Rule 12b-2 promulgated by under the Exchange Act.

“Affiliated Company” shall mean any partnership, corporation, limited liability company, trust or other entity directly or indirectly Affiliated or under common Ownership or Control with the Trust including, without limitation, any subsidiary, holding company or intermediary company (as those or similar terms are defined under the Gaming Laws of any applicable Gaming Jurisdictions), in each case that is registered or licensed under applicable Gaming Laws.

“Control” (and derivatives of such term) (i) with respect to any Person, shall have the meaning ascribed to such term under Rule 12b-2 under the Exchange Act, (ii) with respect to any Interest, shall mean the possession, directly or indirectly, of the power to direct, whether by agreement, contract, agency or otherwise, the voting rights or disposition of such Interest, and (iii) as applicable, the meaning ascribed to the term “control” (and derivatives of such term) under the Gaming Laws of any applicable Gaming Jurisdictions.

“Discount” shall mean such percentage (up to 100%) as the Board may determine in its sole and absolute discretion, taking into account such equitable and other factors as it deems appropriate. With respect to any amount, the Discount shall mean the Discount percentage of such amount.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time.

“Gaming” or “Gaming Activities” shall mean the conduct of gaming and gambling activities, race books and sports pools, or the use of gaming devices, equipment and supplies in the operation of a casino, pari-mutuel facility, card club, website, mobile application or other enterprise, including, without limitation, slot machines, gaming tables, cards, dice, gaming chips, player tracking systems, cashless wagering systems, mobile gaming systems, inter-casino linked systems and related and associated equipment, supplies and systems.

“Gaming Authorities” shall mean all international, national, foreign, domestic, federal, state, provincial, regional, local, tribal, municipal and other regulatory and licensing bodies, instrumentalities, departments, commissions, authorities, boards, officials, tribunals and agencies with authority over or responsibility for the regulation of Gaming within any Gaming Jurisdiction.

“Gaming Jurisdictions” shall mean all jurisdictions, domestic and foreign, and their political subdivisions, in which Gaming Activities are or may be lawfully conducted, including, without limitation, all Gaming Jurisdictions in which the Trust or any of the Affiliated Companies currently conducts or may in the future conduct Gaming Activities.

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“Gaming Laws” shall mean all laws, statutes and ordinances pursuant to which any Gaming Authority possesses regulatory, permit and licensing authority over the conduct of Gaming Activities, or the Ownership or Control of an Interest in an entity which conducts Gaming Activities, in any Gaming Jurisdiction, all orders, decrees, rules and regulations promulgated thereunder, all written and unwritten policies of the Gaming Authorities and all written and unwritten interpretations by the Gaming Authorities of such laws, statutes, ordinances, orders, decrees, rules, regulations and policies.

“Gaming Licenses” shall mean all licenses, permits, certifications, notifications, consents, approvals, orders, authorizations, registrations, findings of suitability, franchises, exemptions, waivers, concessions and entitlements issued by any Gaming Authority necessary for or relating to the conduct of Gaming Activities by any Person or the Ownership or Control by any Person of an Interest in an entity that conducts or may in the future conduct Gaming Activities.

“Interest” shall mean the stock or other securities of an entity or any other interest or financial or other stake therein, including, without limitation, the Securities.

“Own” or “Ownership” (and derivatives of such terms) shall mean (i) ownership of record, (ii) “beneficial ownership” as defined in Rule 13d-3 or Rule 16a-1(a)(2) promulgated under the Exchange Act, and (iii) as applicable, the meaning ascribed to the terms “own” or “ownership” (and derivatives of such terms) under the Gaming Laws of any applicable Gaming Jurisdictions.

“Person” shall have the meaning ascribed to that term in Section 1 of Article NINTH.

“Redemption Date” shall mean the date set forth in the Redemption Notice by which the Securities Owned or Controlled by an Unsuitable Person or an Affiliate of an Unsuitable Person are to be redeemed by the Trust or any of its Affiliated Companies, which redemption date shall be determined in the sole and absolute discretion of the Board but which shall in no event be fewer than 45 calendar days following the date of the Redemption Notice, unless (i) otherwise required by a Gaming Authority or pursuant to any applicable Gaming Laws, (ii) prior to the expiration of such 45-day period, the Unsuitable Person shall have sold (or otherwise fully transferred or otherwise disposed of its Ownership of) its Securities to a Person that is not an Unsuitable Person (in which case, such Redemption Notice will only apply to those Securities that have not been sold or otherwise disposed of) by the selling Unsuitable Person (and, commencing as of the date of such sale, the purchaser or recipient of such Securities shall have all of the rights of a Person that is not an Unsuitable Person), or (iii) the cash or other Redemption Price necessary to effect the redemption shall have been deposited in trust for the benefit of the Unsuitable Person or its Affiliate and shall be subject to immediate withdrawal by such Unsuitable Person or its Affiliate upon (x) surrender of the certificate(s) evidencing the Securities to be redeemed accompanied by a duly executed stock power or assignment or (y) if the Securities are uncertificated, upon the delivery of a duly executed assignment or other instrument of transfer.

“Redemption Notice” shall mean that notice of redemption delivered by the Trust pursuant to this Article to an Unsuitable Person or an Affiliate of an Unsuitable Person if a Gaming Authority so requires the Trust, or if the Board deems it necessary or advisable, to redeem such Unsuitable Person’s or his, her or its Affiliate’s Securities. Each Redemption Notice shall set forth (i) the Redemption Date, (ii) the number and type of Securities to be redeemed, (iii) the Redemption Price and the manner of payment therefor, (iv) the place where any certificates for such Securities shall be surrendered for payment, and (v) any other requirements of surrender of the certificates, including how such certificates are to be endorsed, if at all.

“Redemption Price” shall mean the price to be paid by the Trust for the Securities to be redeemed pursuant to this Article, which shall be that price (if any) required to be paid by the Gaming Authority making the finding of unsuitability, or if such Gaming Authority does not require a certain price to be paid (including if the finding of unsuitability is made by the Board alone), the least of (i) the Fair Market

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Value (as defined in Section 1 of Article NINTH) on the date of the Redemption Notice, minus the Discount, (ii) the Fair Market Value on the Redemption Date, minus the Discount, or (iii) the actual amount paid by the Owner or Affiliate of such Owner in the acquisition of Ownership of such Securities, minus the Discount. The Trust may pay the Redemption Price in any combination of cash and/or promissory note as required by the applicable Gaming Authority and, if not so required (including if the finding of unsuitability is made by the Board alone), as determined by the Board, provided, that in the event the Trust elects to pay all or any portion of the Redemption Price with a promissory note, such promissory note shall contain such terms and conditions as the Board determines necessary or advisable, including without limitation, subordination provisions, to comply with any law or regulation then applicable to the Trust or any Affiliate of the Trust or to prevent a default under, breach of, event of default under or acceleration of any loan, promissory note, mortgage, indenture, line of credit, or other debt or financing agreement of the Trust or any Affiliate of the Trust or otherwise. Subject to the foregoing, the principal amount of the promissory note together with any unpaid interest shall be due and payable no later than the tenth anniversary of delivery of the note and interest on the unpaid principal thereof shall be payable annually in arrears at the rate of two 2% per annum.

“Securities” shall mean the Shares and the capital stock, member’s interests or membership interests, partnership interests or other equity securities of any Affiliated Company.

“Unsuitable Person” shall mean a Person who (i) fails or refuses to file an application, or has withdrawn or requested the withdrawal of a pending application, to be found suitable by any Gaming Authority or for any Gaming License, (ii) is denied or disqualified from eligibility for any Gaming License by any Gaming Authority, (iii) is determined by a Gaming Authority to be unsuitable or disqualified to Own or Control any Securities, (iv) is determined by a Gaming Authority to be unsuitable to be Affiliated, associated or involved with a Person engaged in Gaming Activities in any Gaming Jurisdiction, (v) causes any Gaming License of the Trust or any Affiliated Company to be lost, rejected, rescinded, suspended, revoked or not renewed by any Gaming Authority, or causes the Trust or any Affiliated Company to be threatened by any Gaming Authority with the loss, rejection, rescission, suspension, revocation or non-renewal of any Gaming License (in each of (ii) through (v) above, regardless of whether such denial, disqualification or determination by a Gaming Authority is final and/or non-appealable), or (vi) is deemed likely, in the sole and absolute discretion of the Board, to (A) preclude or materially delay, impede, impair, threaten or jeopardize any Gaming License held by the Trust or any Affiliated Company or the Trust’s or any Affiliated Company’s application for, right to the use of, entitlement to, or ability to obtain or retain, any Gaming License, (B) cause or otherwise result in, the disapproval, cancellation, termination, material adverse modification or non-renewal of any material contract to which the Trust or any Affiliated Company is a party, or (C) cause or otherwise result in the imposition of any materially burdensome or unacceptable terms or conditions on any Gaming License of the Trust or any Affiliated Company.

Section 2. Compliance with Gaming Laws. All Securities shall be held subject to the restrictions and requirements of all applicable Gaming Laws. All Persons Owning or Controlling Securities shall comply with all applicable Gaming Laws, including any provisions of such Gaming Laws that require such Person to file applications for Gaming Licenses with, and provide information to, the applicable Gaming Authorities. Any Transfer of Securities may be subject to the prior approval of the Gaming Authorities and/or the Trust or the applicable Affiliated Company, and any purported Transfer thereof in violation of such requirements shall be void ab initio.

Section 3. Ownership Restrictions. Any Person who Owns or Controls five percent (5%) or more of any class or series of the Trust’s Securities shall promptly notify the Trust, stating the name and address of such owner, the number of Shares Owned and a description of the manner in which such Shares are held. In addition, any Person who Owns or Controls any of the Trust’s Securities shall, to the extent

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reasonably requested by the Trust in order to comply with applicable Gaming Law or for the Trust to determine whether the Person is an Unsuitable Person:

(a)    provide to the Gaming Authorities in each Gaming Jurisdiction in which the Trust or any Affiliated Company either conducts Gaming or has a pending application for a Gaming License all information regarding such Person as may be requested or required by such Gaming Authorities; and

(b)    respond to written or oral questions or inquiries from any such Gaming Authorities or the Trust. Any Person who Owns or Controls any of the Trust’s Securities, by virtue of such Ownership or Control, consents to the performance of any personal background investigation that may be required by any Gaming Authorities or that may otherwise be deemed advisable by the Trust.

Section 4. Finding of Unsuitability.

(a)    The Securities Owned or Controlled by an Unsuitable Person or an Affiliate of an Unsuitable Person shall be redeemable by the Trust or the applicable Affiliated Company, out of funds legally available therefor, as directed by a Gaming Authority and, if not so directed, as and to the extent deemed necessary or advisable by the Board, in which event the Trust shall deliver a Redemption Notice to the Unsuitable Person or its Affiliate and shall redeem or purchase or cause one or more Affiliated Companies to purchase the Securities on the Redemption Date and for the Redemption Price set forth in the Redemption Notice. From and after the Redemption Date, such Securities shall no longer be deemed to be outstanding, such Unsuitable Person or Affiliate of such Unsuitable Person shall cease to be a shareholder, member, partner or owner, as applicable, of the Trust and/or Affiliated Company with respect to such Securities, and all rights of such Unsuitable Person or Affiliate of such Unsuitable Person in such Securities, other than the right to receive the Redemption Price, shall cease. In accordance with the requirements of the Redemption Notice, such Unsuitable Person or its Affiliate shall surrender the certificate(s), if any, representing the Securities to be so redeemed and comply with any other requirements for the surrender and redemption of such Securities.

(b)    Commencing on the date that a Gaming Authority serves notice of a determination of unsuitability or disqualification of a holder of Securities, or the Board otherwise determines that a Person is an Unsuitable Person, and until the Securities Owned or Controlled by such Person are Owned or Controlled by a Person who is not an Unsuitable Person, it shall be unlawful for such Unsuitable Person or any of its Affiliates to and such Unsuitable Person and its Affiliates shall not: (i) receive any dividend, payment, distribution or interest with regard to the Securities, (ii) exercise, directly or indirectly or through any proxy, trustee, or nominee, any voting or other right conferred by such Securities, and such Securities shall not for any purposes be included in the Securities of the Trust or the applicable Affiliated Company entitled to vote, (iii) receive any remuneration that may be due to such Person, accruing after the date of such notice of determination of unsuitability or disqualification by a Gaming Authority, in any form from the Trust or any Affiliated Company for services rendered or otherwise, or (iv) be or continue as a manager, officer, partner, trustee or director of the Trust or any Affiliated Company.

Section 5. Indemnification. Any Unsuitable Person and any Affiliate of an Unsuitable Person shall indemnify and hold harmless the Trust and its Affiliated Companies for any and all losses, costs, and expenses, including attorneys’ costs, fees and expenses, incurred by the Trust and its Affiliated Companies as a result of, or arising out of, such Unsuitable Person’s Ownership or Control of Securities, failure or refusal to comply with the provisions of this Article, or failure to divest himself, herself or itself of any Securities when and in the specific manner required by the Gaming Authorities or this Article.

Section 6. Injunctive Relief. The Trust shall be entitled to injunctive or other equitable relief in any court of competent jurisdiction to enforce the provisions of this Article and each Person who Owns or Controls Securities shall be deemed to have consented to injunctive or other equitable relief and

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acknowledged, by virtue of such Ownership or Control, that the failure to comply with this Article will expose the Trust and the Affiliated Companies to irreparable injury for which there is no adequate remedy at law and that the Trust and the Affiliated Companies shall be entitled to injunctive or other equitable relief to enforce the provisions of this Article.

Section 7. Non-Exclusivity of Rights. The right of the Trust or any Affiliated Company to redeem Securities pursuant to this Article shall not be exclusive of any other rights the Trust or any Affiliated Company may have or hereafter acquire under any agreement, provision of the bylaws of the Trust or such Affiliated Company or otherwise. To the extent permitted under applicable Gaming Laws, the Trust shall have the right, exercisable in the sole discretion of the Board, either:

(a)    to cause all Securities Owned or Controlled by an Unsuitable Person or an Affiliate of an Unsuitable Person to be deemed to be transferred to an Excess Share Trustee in accordance with Section 14 of Article NINTH, by providing notice thereof to the Unsuitable Person or its Affiliate; or

(b)    to propose that the parties, immediately upon the delivery of the Redemption Notice, enter into an agreement or other arrangement, including, without limitation, a divestiture trust or divestiture plan, which will reduce or terminate an Unsuitable Person’s Ownership or Control of all or a portion of its Securities.

Section 8. Further Actions. Nothing contained in this Article shall limit the authority of the Board to take such other action, to the extent permitted by law, as it deems necessary or advisable to protect the Trust or the Affiliated Companies from the denial or loss or threatened denial or loss of any Gaming License of the Trust or any of its Affiliated Companies. Without limiting the generality of the foregoing, the Board may conform any provisions of this Article to the extent necessary to make such provisions consistent with Gaming Laws, without the need for shareholder approval, except to the extent that shareholder approval is specifically required by Title 8. In addition, the Board may, to the extent permitted by law, from time to time establish, modify, amend or rescind bylaws, regulations, and procedures of the Trust not inconsistent with the express provisions of this Article for the purpose of determining whether any Person is an Unsuitable Person and for the orderly application, administration and implementation of the provisions of this Article. Such procedures and regulations shall be kept on file with the Secretary of the Trust, the secretary of each of the Affiliated Companies and with the transfer agent, if any, of the Trust and/or any Affiliated Companies, and shall be made available for inspection and, upon reasonable request, mailed to any record holder of Securities.

Section 9. Authority of the Board. The Board shall have exclusive authority and power to administer this Article and to exercise all rights and powers specifically granted to the Board or the Trust, or as may be necessary or advisable in the administration of this Article. All such actions which are done or made by the Board shall be final, conclusive and binding on the Trust and all other Persons; provided, that the Board may delegate all or any portion of its duties and powers under this Article to a committee of the Board as it deems necessary or advisable.

Section 10. Severability. If any provision of this Article or the application of any such provision to any Person or under any circumstance shall be held invalid, illegal, or unenforceable in any respect by a court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision of this Article.

Section 11. Termination and Waivers. Except as may be required by any applicable Gaming Law or Gaming Authority, the Board may waive any of the rights of the Trust or any restrictions contained in this Article in any instance in which and to the extent the Board determines that a waiver would be in the best interests of the Trust. Except as required by a Gaming Authority, nothing in this Article shall be deemed or construed to require the Trust to repurchase any Securities Owned or Controlled by an Unsuitable Person or an Affiliate of an Unsuitable Person.

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Section 12. Legend. Each certificate for Shares shall bear substantially the following legend:

“The Securities represented by this certificate are subject to the obligations and restrictions imposed by applicable Gaming Laws. These obligations and restrictions, as set forth in the Trust’s Declaration of Trust, include, but are not limited to: (i) the obligation to comply with all applicable Gaming Laws, including requirements to file applications for Gaming Licenses, to provide information to Gaming Authorities (as defined in the Trust’s Declaration of Trust) and to consent to the performance of any background investigation required by Gaming Authorities, (ii) the obligation to notify the Trust of the ownership or control of five percent (5%) or more of any class or series of the Trust’s Securities, (iii) upon notice of a determination of unsuitability or disqualification of the holder of the Securities by Gaming Authorities or upon the determination by the Board that the holder of the Securities is an Unsuitable Person, the redemption of the Securities, and (iv) upon notice of a determination of unsuitability or disqualification of the holder of the Securities by Gaming Authorities or upon the determination by the Board that the holder of the Securities is an Unsuitable Person, the immediate prohibition against (A) the receipt of any dividend, payment, distribution or interest with regard to the Securities, (B) the exercise, directly or indirectly or through any proxy, trustee, or nominee, any voting or other right conferred by such Securities, and such Securities shall not for any purposes be included in the Securities of the Trust or the applicable Affiliated Company entitled to vote, (C) the receipt of any remuneration that may be due to such person, accruing after the date of such notice of determination of unsuitability or disqualification by a Gaming Authority, in any form from the Trust or any Affiliated Company for services rendered or otherwise, or (D) the existence or continuation of such person as a manager, officer, partner, trustee or director of the Trust or any Affiliated Company. All capitalized terms in this legend have the meanings defined in the Trust’s Declaration of Trust, a copy of which, including the obligations and restrictions related to ownership, will be sent without charge to each shareholder who so requests, within five business days after receipt of a written request therefor.”

3.    The amendment of the Declaration of Trust has been approved by the Board of Trustees and shareholders of the Trust as required by law.

We the undersigned President, Chief Executive Officer and Secretary swear under penalties of perjury that the foregoing is a corporate act.

Gregory K. Silvers, President and Chief Executive Officer	Craig L. Evans, Secretary

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PRELIMINARY FORM OF PROXY

EPR Properties™
Return on Insight

VOTE

C123456789

000000000.000000 ext 000000000.000000 ext
000000000.000000 ext 000000000.000000 ext
000000000.000000 ext 000000000.000000 ext

000004

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MR A SAMPLE
DESIGNATION (IF ANY)
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Your vote matters – here's how to vote!

Phone
Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada

2020 Annual Meeting Proxy Card

1234 5678 9012 345

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1. Election of Trustees:

Nominee	For	Withhold	Nominee	For	Withhold	Nominee	For	Withhold
01 - Barrett Brady	☐	☐	02 - Peter C. Brown	☐	☐	03 - James B. Connor	☐	☐
04 - Robert J. Druten	☐	☐	05 - Gregory K. Silvers	☐	☐	06 - Robin P. Sterneck	☐	☐
07 - Virginia E. Shanks	☐	☐						

C 1234567890 JNT
1 U P X 4 4 9 8 2 8

MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND

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PRELIMINARY FORM OF PROXY EPR Properties Return on Insight VOTE ENDORSEMENT_LINE SACKPACK MRASAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 2 ADD 4 ADD 5 ADD 6 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext Your vote matters - here's how to vote! You may vote online or by phone instead of mailing this card. Votes submitted electronically must be received by 1:00 a.m., Central Time, on May 29, 2020. Online Go to www.envisionreports.com/EPR or scan the OR code - login details are located in the shaded bar below. Phone Call toil free 1-800-652-VOTE (8683) within the USA. US territories and Canada Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. Save paper, time and money! Sign up for electronic delivery at www.envisionreports.com/EPR 2O2O Annual Meeting Proxy Card ( 1234 5678 9012 345 ) IF VOTING BY MAIL , SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. A Proposals - The Board of Trustees unanimously recommends a vote FOR the election of the nominees listed in Proposal 1 and FOR Proposals 2, 3 and 4: I. Election of Trustees: For Withhold 01 - Barrett Brady 04 - Robert J. Druten 07 - Virginia E. Shanks For Withhold 02 - Peter C. Brown 05 - Gregory K. Silvers For Withhold 03 - James B. Connor 06 - Robin P. Sterneck For Withhold + 2. To approve, ona non- binding advisory basis, the compensation of the Company's named executive officers as disclosed in these proxy materials. For Against Abstain 4. To ratify the appointment of KPMG LLP as the Company's independent registered public accounting firm for 2020. 3. To approve an amendment to the Company's Declaration of Trust to permit the Company to redeem Securities held by shareholders that are unsuitable owners for gaming regulatory purposes. 5. To act upon any other matters that may properly come before the meeting or any adjournment of postponement thereof. B Authorized Signtaures - This section must be completed for your vote to count. Please date and sign below. Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodians,please give full title. Date (mm/dd/yyyy) - Please print date below. Signature - Please keep signature within the box. Signature 2 - Please keep signature within the box. C 124567890 JNT 1 UPX 4 4 9 8 2 8 MR A SAMPLE

PRELIMINARY FORM OF PROXY YOUR VOTE IS IMPORTANT Regardless of whether you plan to attend the Annual Meeting of Sliareholders, you can be sure your shares are represented at the meeting by promptly returning your proxy in the enclosed envelope. Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Shareholders. The material is available at www.envisionreports.com/EPR Small steps make an impact Help the environment by consenting to receive electronic delivery, sign up at www.envisionreports.com/EPR If VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE Proxy EPR Properties This proxy is being solicited on behalf of the Board of Trustees for the Annual Meeting of Shareholders on Friday, May 29, 2020. + As a shareholder of EPR Properties (the "Company"), I appoint Gregory K. Slivers, Mart A. Peterson and Cralg L. Evans as my attorneys-in-fact and proxies (with full power of substitution), and authorize each of them to represent me at the Annual Meeting of Shareholders of the Company to be held at the Company's offices at 909 Walnut street Suite 200, Kansas City, MO 64106, on Friday, May 29, 2020 at 11:00 a.m. (local time), and at any adjournment or postponement of the meeting, and to vote the common shares of beneficial interest in the Company held by me as designated on the reverse side. This proxy revokes all prior proxies given by me. This proxy, when property executed, will be voted in the manner directed herein by the shareholder. If no choice is indicated on the proxy, the persons named as proxies intend to vole FOR the election of the nominees listed in Proposal I and FOR Proposals Z, 3 and 4. II any other matters come before the meeting, the persons named as proxies will vote In their discretion. PLEASE SIGN, DATE AND MAIL THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE